                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------

                             HMH PROPERTIES, INC.,
                                     ISSUER

                                      AND

                    THE GUARANTORS AND SUBSIDIARY GUARANTORS
                                  NAMED HEREIN

                              MARINE MIDLAND BANK,
                                   AS TRUSTEE

                     ------------------------------------

                              AMENDED AND RESTATED
                                   INDENTURE/1/
                          DATED AS OF AUGUST 5, 1998

--------------------------------------------------------------------------------

---------------------
 /1/  Amendment and Restatement of the previously qualified Indenture filed as
      Exhibit 4.1 to the Registration Statement (No. 333-50729) filed on Form S-3 by HMH Properties, Inc.

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1    Definitions............................................   1
Section 1.2    Other Definitions......................................  34
Section 1.3    Incorporation by Reference of Trust Indenture Act......  35
Section 1.4    Rules of Construction..................................  36

                                   ARTICLE 2

                                THE SECURITIES

Section 2.1    Issuable in Series.....................................  36
Section 2.2    Establishment of Terms of Series of Securities.........  37
Section 2.3    Execution and Authentication...........................  40
Section 2.4    Registrar and Paying Agent.............................  41
Section 2.5    Paying Agent to Hold Money in Trust....................  42
Section 2.6    Securityholder Lists...................................  43
Section 2.7    Transfer and Exchange..................................  43
Section 2.8    Mutilated, Destroyed, Lost and Stolen Securities.......  43
Section 2.9    Outstanding Securities.................................  44
Section 2.10   Treasury Securities....................................  45
Section 2.11   Temporary Securities...................................  45
Section 2.12   Cancellation...........................................  46
Section 2.13   Defaulted Interest.....................................  46
Section 2.14   Global Securities......................................  46
Section 2.15   CUSIP Numbers..........................................  48

                                   ARTICLE 3

                                  REDEMPTION

Section 3.1    Notice to Trustee......................................  48
Section 3.2    Selection of Securities to be Redeemed.................  49

Section 3.3    Notice of Redemption...................................  49
Section 3.4    Effect of Notice of Redemption.........................  50
Section 3.5    Deposit of Redemption Price............................  50
Section 3.6    Securities Redeemed in Part............................  50

                                   ARTICLE 4

                                   COVENANTS

Section 4.1    Payment of Principal and Interest......................  50
Section 4.2    Reports................................................  51
Section 4.3    Compliance Certificate.................................  51
Section 4.4    Stay, Extension and Usury Laws.........................  52
Section 4.5    Corporate Existence....................................  52
Section 4.6    Taxes..................................................  53
Section 4.7    Limitation on Incurrences of Indebtedness and
               Issuance of Disqualified Stock.........................  53
Section 4.8    Limitations on Liens...................................  56
Section 4.9    Limitation on Restricted Payments Prior to the REIT
               Conversion.............................................  56
Section 4.10   Limitation on Dividend and Other Payment Restrictions
               Affecting Subsidiary Guarantors........................  57
Section 4.11   Limitation on Transactions with Affiliates.............  59
Section 4.12   Limitation on Asset Sales..............................  60
Section 4.13   Limitation on Merger of Subsidiary Guarantors and
               Release of Subsidiary Guarantors.......................  65
Section 4.14   Limitation on Status as Investment Company.............  65
Section 4.15   Limitation on Restricted Payments On and After REIT
               Conversion.............................................  65

                                   ARTICLE 5

                                  SUCCESSORS

Section 5.1    When Company May Merge, Etc............................  68
Section 5.2    Successor Person Substituted...........................  68

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES
Section 6.1    Events of Default......................................  69
Section 6.2    Acceleration of Maturity; Rescission and Annulment.....  71
Section 6.3    Collection of Indebtedness and Suits for Enforcement
               by Trustee.............................................  72
Section 6.4    Trustee May File Proofs of Claim.......................  73
Section 6.5    Trustee May Enforce Claims Without Possession of
               Securities.............................................  74
Section 6.6    Application of Money Collected.........................  74
Section 6.7    Limitation on Suits....................................  75
Section 6.8    Unconditional Right of Holders to Receive Principal
               and Interest...........................................  76
Section 6.9    Restoration of Rights and Remedies.....................  76
Section 6.10   Rights and Remedies Cumulative.........................  76
Section 6.11   Delay or Omission Not Waiver...........................  77
Section 6.12   Control by Holders.....................................  77
Section 6.13   Waiver of Past Defaults................................  77
Section 6.14   Undertaking for Costs..................................  78

                                   ARTICLE 7

                                    TRUSTEE

Section 7.1    Duties of Trustee......................................  79
Section 7.2    Rights of Trustee......................................  80
Section 7.3    Individual Rights of Trustee...........................  82
Section 7.4    Trustee's Disclaimer...................................  82
Section 7.5    Notice of Defaults.....................................  82
Section 7.6    Reports by Trustee to Holders..........................  83
Section 7.7    Compensation and Indemnity.............................  83
Section 7.8    Replacement of Trustee.................................  84
Section 7.9    Successor Trustee by Merger, etc. .....................  85
Section 7.10   Eligibility; Disqualification..........................  85
Section 7.11   Preferential Collection of Claims Against Company......  86

                                   ARTICLE 8

                    SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.1    Satisfaction and Discharge of Indenture................  86
Section 8.2    Application of Trust Funds; Indemnification............  87
Section 8.3    Legal Defeasance of Securities of any Series...........  88
Section 8.4    Covenant Defeasance....................................  90
Section 8.5    Repayment to Company...................................  91
Section 8.6    Reinstatement..........................................  91

                                   ARTICLE 9

                          AMENDMENTS AND SUPPLEMENTS

Section 9.1    Without Consent of Holders.............................  92
Section 9.2    With Consent of Holders................................  93
Section 9.3    Limitations............................................  93
Section 9.4    Compliance with Trust Indenture Act....................  94
Section 9.5    Revocation and Effect of Consents......................  94
Section 9.6    Notation on or Exchange of Securities..................  95
Section 9.7    Trustee Protected......................................  95

                                  ARTICLE 10

                          RIGHT TO REQUIRE REPURCHASE

Section 10.1   Repurchase of Securities at the Option of the Holder
               Upon a Change of Control Triggering Event..............  96
Section 10.2   Applicability..........................................  99

                                  ARTICLE 11

                                   SECURITY

Section 11.1   Pledge of the Collateral...............................  99
Section 11.2   Payment of Expenses.................................... 101
Section 11.3   Suits to Protect the Collateral........................ 101
Section 11.4   Trustee's Duties....................................... 102

Section 11.5   Certificates of the Company............................ 102
Section 11.6   Authorization of Receipt of Funds by the Trustee
               Under the Pledge and Security Agreement................ 103

                                  ARTICLE 12

                                   GUARANTY

Section 12.1   Guaranty............................................... 103
Section 12.2   Execution and Delivery of Guaranty..................... 106
Section 12.3   Future Subsidiary Guarantors........................... 106
Section 12.4   Release of Guarantors; Conduct of Business of
               Guarantors after Release; Release of Subsidiary
               Guarantors............................................. 107
Section 12.5   Certain Bankruptcy Events.............................. 108

                                   ARTICLE 13

                                 MISCELLANEOUS

Section 13.1   Trust Indenture Act Controls........................... 109
Section 13.2   Notices................................................ 109
Section 13.3   Communication by Holders with Other Holders............ 110
Section 13.4   Certificate and Opinion as to Conditions Precedent..... 110
Section 13.5   Statements Required in Certificate or Opinion.......... 110
Section 13.6   Rules by Trustee and Agents............................ 111
Section 13.7   Legal Holidays......................................... 111
Section 13.8   No Recourse Against Others............................. 111
Section 13.9   Counterparts........................................... 111
Section 13.10  Governing Laws......................................... 111
Section 13.11  No Adverse Interpretation of Other Agreements.......... 112
Section 13.12  Successors............................................. 112
Section 13.13  Severability........................................... 113
Section 13.14  Table of Contents, Headings, Etc. ..................... 113
Section 13.15  Securities in a Foreign Currency or in ECU............. 113
Section 13.16  Judgment Currency...................................... 114

                                  ARTICLE 14

                                 SINKING FUNDS

Section 14.1   Applicability of Article............................... 115
Section 14.2   Satisfaction of Sinking Fund Payments with Securities.. 115
Section 14.3   Redemption of Securities for Sinking Fund.............. 116

Reconciliation and tie between the Trust Indenture Act of 1939, as amended and the Indenture, dated as of August 5, 1998.


       Trust Indenture
         Act Section                                  Indenture Section
       ---------------                                -----------------

       (S)310(a)(1).................................................... 7.10
         (a)(2)........................................................ 7.10
         (a)(3).............................................. Not Applicable
         (a)(4).............................................. Not Applicable
         (a)(5)........................................................ 7.10
          (b).......................................................... 7.10
       (S)311(a)....................................................... 7.11
          (b).......................................................... 7.11
          (c)................................................ Not Applicable
       (S)312(a).......................................................  2.6
          (b).......................................................... 13.3
          (c).......................................................... 13.3
       (S)313(a).......................................................  7.6
         (b)(1)........................................................  7.6
         (b)(2)........................................................  7.6
         (c)(1)........................................................  7.6
          (d)..........................................................  7.6
       (S)314(a).................................................. 4.2, 13.5
          (b).......................................................... 11.1
         (c)(1)........................................................ 13.4
         (c)(2)........................................................ 13.4
         (c)(3)...............................................Not Applicable
          (d).......................................................... 11.5
          (e).......................................................... 13.5
          (f).................................................Not Applicable
       (S)315(a)........................................................ 7.1
          (b)........................................................... 7.5
          (c)........................................................... 7.1
          (d)........................................................... 7.1
          (e).......................................................... 6.14
       (S)316(a)....................................................... 2.10
       (a)(1)(A)....................................................... 6.12
       (a)(1)(B)....................................................... 6.13

          (b)........................................................... 6.8
       (S)317(a)(1)..................................................... 6.3
         (a)(2)......................................................... 6.4
          (b)........................................................... 2.5
       (S)318(a)....................................................... 13.1

Note: This reconciliation and tie shall not, for any purposes, be deemed to be part of this Indenture.

          Amended and Restated Indenture, dated as of August 5, 1998 (the "Indenture"), by and among HMH Properties, a Delaware corporation (the "Company"), the Guarantors (as defined herein), the Subsidiary Guarantors (as defined herein) and Marine Midland Bank, as Trustee ("Trustee").

          The Company has duly authorized the execution and delivery of this Indenture and hereby amends and restates the Indenture dated of even date herewith, by and among the Company, the Guarantors, the Subsidiary Guarantors and the Trustee, the form of which was filed with the SEC as an exhibit to the Registration Statement, to provide for the issuance from time to time of the Securities (as defined below), as herein provided, up to such principal amount as may from time to time be authorized in or pursuant to one or more resolution of the Board or by supplemental indenture.

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture.



                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1  DEFINITIONS.
                       -----------

     "Acquired Indebtedness" means Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or assumed in connection with an Asset Acquisition and not incurred in connection with or in contemplation or anticipation of such event, provided that Indebtedness of such Person which is redeemed, defeased (including the deposit of funds in a valid trust for the exclusive benefit of holders and the trustee thereof, sufficient to repay such Indebtedness in accordance with its terms), retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     "Accreted Value" means, as of any date of determination prior to the maturity date, the sum of (a) the initial offering price of each Security and
(b) the portion of the excess of the principal amount of each Security over such initial offering price, which shall have been accreted thereon through such date, such amount to be so accreted at a certain rate per annum, to be determined by the Board Resolution, Officers' Certificate or supplemental indenture providing for such Series of Securities, of the initial offering price of the Securities, compounded semi-annually, from the date of issuance of the Securities through the date of determination. On and after the maturity date the Accreted Value of the Securities shall be equal to the principal amount thereof.

     "Adjusted Total Assets' means, for any Person, the Total Assets for such Person and its Restricted Subsidiaries as of any Transaction Date, as adjusted to reflect the application of the proceeds of the Incurrence of Indebtedness and issuance of Disqualified Stock on the Transaction Date.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided that a beneficial owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control; provided, further, that (i) the right to designate a member of the Board of a Person or a Parent of that Person will not, by itself, be deemed to constitute control and (ii) Marriott International and its Subsidiaries shall not be deemed to be Affiliates of the Company or its Parent or Restricted Subsidiaries.

     "Agent" means any Registrar, Paying Agent or Service Agent.

     "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged or consolidated into or with the Company or any of its Restricted Subsidiaries or (ii) an acquisition by the Company or any of its Restricted Subsidiaries from any other Person that constitutes all or substantially all of a division or line of business, or one or more real estate properties, of such Person.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary (including by issuance of such Capital Stock), (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries, or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries (other than Capital Stock of a Person which is not a Restricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Article 5, provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $10 million in any transaction or series of related transactions, (c) leases of real estate assets, (d) Permitted Investments (other than Investments in Cash Equivalents) or Restricted Investments made in accordance with Section 4.9 or Section 4.15 (as applicable), (e) any transaction comprising part of the REIT Conversion, and
(f) any transactions that, pursuant to Section 4.12, are defined not to be an "Asset Sale."

     "Authorized Newspaper" means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof that is made or given by the Trustee shall constitute a sufficient publication of such notice.

     "Average Life" means at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (calculated to the nearest one-twelfth) from such date of determination to the date of each successive scheduled principal (or redemption) payment of such debt security and (b) the amount of such principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "Bearer" means anyone in possession from time to time of a Bearer Security.

     "Bearer Security" means any Security, including any interest coupon appertaining thereto, that does not provide for the identification of the Holder thereof.

     "Blackstone Acquisition" means the acquisition by the Operating Partnership from The Blackstone Group, a Delaware limited partnership, and a series of funds controlled by Blackstone Real Estate Partners, a Delaware limited partnership, of certain hotel properties, mortgage loans and other assets together with the assumption of related Indebtedness.

     "Board" means (i) with respect to any corporation, the board of directors of such corporation or any committee of the board of directors of such corporation authorized, with respect to any particular matter, to exercise the power of the board of directors of such corporation, (ii) with respect to any partnership, any partner (including, without limitation, in the case of any partner that is a corporation, the board of directors of such corporation or any authorized committee thereof) with the authority to cause the partnership to act with respect to the matter at issue, (iii) in the case of a trust, any trustee or board of trustees with the authority to cause the trust to act with respect to the matter at issue, (iv) in the case of a limited liability company (a "LLC"), the managing member, management committee or other Person or group with the authority to cause the LLC to act with respect to the matter at issue, and
(v) with respect to any other entity, the Person or group exercising functions similar to a board of directors of a corporation.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary or equivalent authorized person of the Company to have been duly adopted by the Board or pursuant to authorization by the Board and to be in full force and effect on the date of the certificate (and delivered to the Trustee, if appropriate).

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Contribution" means any contribution to the equity of the Company for which no consideration is given, or if given, consists only of the issuance of Qualified Capital Stock (or, if other consideration is given, only the value of the contribution in excess of such other consideration).

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock, Preferred Stock and Units.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person in accordance with GAAP.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United State of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America are pledged in support thereof), or (ii) time deposits, bankers acceptances and certificates of deposit and commercial paper issued by the Parent of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, (iii) marketable direct obligations issued by the District of Columbia or any state of the United States of America or any political subdivision or public instrumentality thereof bearing (at the time of investment therein) one of the two highest ratings obtainable from either S&P or Moody's and (iv) liquid investments in money market funds substantially all of the assets of which are securities of the type described in clauses (i) through
(iii) inclusive; provided that the securities described in clauses (i) through
(iii) inclusive have a maturity of one year or less after the date of acquisition.

     "Change of Control" means (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company or Host or Host REIT (for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) other than an Excluded Person is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company (or Host or Host REIT for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote in elections of directors, managers or trustees, as applicable,
(iii) during any period of 12 consecutive months after the Issue Date (for so long as Host or Host REIT is a Parent of the Company immediately prior to such transaction or series of related transactions), Persons who at the beginning of such 12-month period constituted the Board of Host or Host REIT (together with any new Persons whose election was approved by a vote of a majority of the Persons then still comprising the Board who were either members of the Board at the beginning of such period or whose election, designation or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Host or Host REIT, as applicable, then in office, or
(iv) (a) prior to the consummation of the REIT Conversion, the Company is no longer consolidated with Host for Federal income tax reporting purposes or (b) on or after the REIT Conversion, Host REIT ceases to be a general partner of the Operating Partnership or ceases to control the Company; provided, however, that neither (x) the pro rata distribution by Host to its shareholders of shares of the Company or shares of any of Host's or Host REIT's other Subsidiaries, nor
(y) the REIT Conversion (or any element thereof) shall, in and of itself, constitute a Change of Control for purposes of this definition.

     "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

     "Closing Date" means August 5, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" shall have the meaning set forth in the Pledge and Security Agreement.

     "Collateral Agent" shall have the meaning set forth in the Pledge and Security Agreement.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), which have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person's equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.

     "Company" means HMH Properties and its successors and assigns, including, without limitation, the Operating Partnership upon the consummation of the Merger.

     "Company Order" means a written order signed in the name of the Company by two Officers, one of whom must be the Company's principal executive officer, principal financial officer or principal accounting officer.

     "Company Request" means a written request signed in the name of the Company by its Chairman of the Board, a President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated" or "consolidated" means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries (including those of the Non-Consolidated Restricted Entities) of such Person with those of such Person; provided that (i) "consolidation" will not include consolidation of the accounts of any other Person other than a Restricted Subsidiary of such Person with such Person and (ii) "consolidation" will include consolidation of the accounts of any Non-Consolidated Restricted Entities, whether or not such consolidation would be required or permitted under GAAP (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein). The terms "consolidated" and "consolidating" have correlative meanings to the foregoing.

     "Consolidated Coverage Ratio" of any Person on any Transaction Date means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Interest Expense of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Transaction Date) during the Reference Period; provided that for purposes of such calculation, (i) acquisitions of operations, businesses or other income-producing assets (including any reinvestment of disposition proceeds in income-producing assets held as of and not disposed on the Transaction Date) which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness or invested in income-producing assets held as of and not disposed on the Transaction Date) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, for any Person and for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, (A) the sum of (i) Consolidated Interest Expense,
(ii) provisions for taxes based on income (to the extent of such Person's proportionate interest therein), (iii) depreciation and amortization expense (to the extent of such Person's proportionate interest therein), (iv) any other noncash items reducing the Consolidated Net Income of such Person for such period (to the extent of such Person's proportionate interest therein), (v) any dividends or distributions during such period to such Person or a Consolidated Subsidiary (to the extent of such Person's proportionate interest therein) of such Person from any other Person which is not a Restricted Subsidiary of such Person or which is accounted for by such Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), to the extent that
(a) such dividends or distributions are not included in the Consolidated Net Income of such Person for such period and (b) (1) the sum of such dividends and distributions, plus the aggregate amount of dividends or distributions from such other Person since the Issue Date that have been included in Consolidated EBITDA pursuant to this clause (v), do not exceed (2) the cumulative net income of such other Person attributable to the equity interests of the Person (or Restricted Subsidiary of the Person) whose Consolidated EBITDA is being determined, (vi) any cash receipts of such Person or a Consolidated Subsidiary of such Person (to the extent of such Person's proportionate interest therein) during such period that represent items included in Consolidated Net Income of such Person for a prior period which were excluded from Consolidated EBITDA of such Person for such prior period by virtue of clause (B) of this definition, and (vii) any nonrecurring expenses incurred in connection with the REIT Conversion, minus (B) the sum of (I) all non-cash items increasing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) for such period and (II) any cash expenditures of such Person (to the extent of such Person's proportionate interest therein) during such period to the extent such cash expenditures (a) did not reduce the Consolidated Net Income of such Person for such period and (b) were applied against reserves or accruals that constituted noncash items reducing the Consolidated Net Income of such Person (to the extent of such Person's proportionate interest therein) when reserved or accrued; all as determined on a consolidated basis for such Person and its Consolidated Subsidiaries (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

     "Consolidated Interest Expense" of any Person means, for any period, the aggregate amount (without duplication and determined in each case on a consolidated basis) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations but excluding the amortization of fees or expenses incurred in order to consummate the sale of the Securities as described herein or to establish the Credit Facility) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and noncash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and
(iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, and
(b) dividends accrued or payable by such Person or any of its Consolidated Subsidiaries in respect of Disqualified Stock (other than by Restricted Subsidiaries of such Person to such Person or, to the extent of such Person's proportionate interest therein, such Person's Restricted Subsidiaries); provided, however, that any such interest, dividends or other payments or accruals (referenced in clauses (a) or (b)) of a Consolidated Subsidiary that is not Wholly Owned shall be included only to the extent of the proportionate interest of the referent Person in such Consolidated Subsidiary. For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Restricted Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries for such period, determined on a consolidated basis (it being understood that the net income of Consolidated Subsidiaries shall be consolidated with that of a Person only to the extent of the proportionate interest of such Person in such Consolidated Subsidiaries); provided that (i) net income (or loss) of any other Person which is not a Restricted Subsidiary of the Person, or that is accounted for by such specified Person by the equity method of accounting (other than a Non-Consolidated Restricted Entity), shall be included only to the extent of the amount of dividends or distributions paid to the specified Person or a Restricted Subsidiary of such Person, (ii) the net income (or loss) of any other Person acquired by such specified Person or a Restricted Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets or from the issuance or sale of any Capital Stock) shall be excluded, and (iv) the net income, if positive, of any of such Person's Consolidated Subsidiaries other than Consolidated Subsidiaries that are not Subsidiary Guarantors to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary shall be excluded; provided, however, in the case of exclusions from Consolidated Net Income set forth in clauses (ii), (iii) and (iv), such amounts shall be excluded only to the extent included in computing such net income (or loss) on a consolidated basis and without duplication.

     "Consolidated Subsidiary" means, for any Person, each Restricted Subsidiary of such Person (including each Non-Consolidated Restricted Entity).

     "Conversion Date" means the effective date of the Host REIT Merger.

     "Corporate Trust Office" means the office of the Trustee at which any particular time its corporate trust business shall be principally administered.

     "Credit Facility" means the credit facility established pursuant to the Credit Agreement, dated as of August 5, 1998 among the Company, Host, certain other Subsidiaries party thereto, the lenders party thereto, Bankers Trust Company, as Arranger and Administrative Agent, and Wells Fargo Bank, N.A., The Bank of Nova Scotia and Credit Lyonnais New York Branch, as Co-Arrangers, together with all other agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith, in each case as such agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced or otherwise modified or restructured from time to time (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereof), whether by the same or any other agent, lender or group of lenders.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means any event that is or after notice or passage of time or both would be an Event of Default.

     "Depository" means, with respect to the Securities of any Series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository for such Series by the Company, which Depository shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such person, "Depository" as used with respect to the Securities of any Series shall mean the Depository with respect to the Securities of such Series.

     "Discount Security" means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2.

     "Disqualified Stock" means except as set forth below, with respect to any Person, Capital Stock of that Person that by its terms or otherwise is (i) required to be redeemed on or prior to the Stated Maturity of the Securities for cash or property other than Qualified Capital Stock, (ii) redeemable for cash or property other than Qualified Capital Stock at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities, or (iii) convertible into or exchangeable mandatorily or at the option of the holder for Capital Stock referred to in clause (i) or (ii) above or Indebtedness of the Company or a Restricted Subsidiary having a scheduled maturity prior to the Stated Maturity of the Securities; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.12 and 10.1 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to Sections 4.12 and 10.1. With respect to Capital Stock of a Restricted Subsidiary, only the amount thereof issued to Persons (other than the Company or any of its Restricted Subsidiaries) in excess of such Persons' Pro Rata Share of such Capital Stock shall be deemed to be Disqualified Stock for purposes of determining the amount of Disqualified Stock of the Company and its Restricted Subsidiaries.

     Notwithstanding anything to the contrary contained in this definition, (a) the QUIPs are not Disqualified Stock, (b) any Capital Stock issued by the Partnership to Host REIT shall not be deemed to be Disqualified Stock solely by reason of a right by Host REIT to require the Company to make a payment to it sufficient to enable Host REIT to satisfy its concurrent obligation with respect to Capital Stock of Host REIT, provided such Capital Stock of Host REIT would not constitute Disqualified Stock, and (c) no Capital Stock shall be deemed to be Disqualified Stock as the result of the right of the holder thereof to request redemption thereof if the issuer of such Capital Stock (or the Parent of such issuer) has the right to satisfy such redemption obligations by the issuance of Qualified Capital Stock to such holder.

     "Dollars" means the currency of The United States of America.

     "E&P Distribution" means (a) one or more distributions to the shareholders of Host and/or Host REIT of (i) shares of SLC and (ii) cash, securities or other property, with a cumulative aggregate value equal to the amount estimated in good faith by Host or Host REIT from time to time as being necessary to assure that Host and Host REIT have distributed the accumulated earnings and profits (as referenced in Section 857(a)(2)(B) of the Code) of Host as of the last day of the first taxable year for which Host REIT's election to be taxed as a REIT is effective and (b) the distributions from the Operating Partnership to (i) Host REIT necessary to enable

Host REIT to make the distributions described in clause (a) and (ii) holders of Units (other than Host REIT) required as a result of or a condition to such distributions made pursuant to clause (b)(i).

     "ECU" means the European Currency Unit as determined by the Commission of the European Union.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Excluded Person" means, in the case of the Company, Host, Host REIT or any Wholly Owned Subsidiary of Host or Host REIT.

     "Exempted Affiliate Transaction" means (i) employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of the Company, (ii) payments of reasonable fees and expenses to the members of the Board, (iii) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company,
(iv) Permitted Tax Payments, (v) Permitted Sharing Arrangements, (vi) Procurement Contracts, (vii) Operating Agreements, (viii) Restricted Payments permitted under Section 4.9 or Section 4.15 (as applicable), and (ix) any and all elements of the REIT Conversion.

     "Existing Senior Notes" means amounts outstanding from time to time of (i) the 9 1/2% Senior Secured Notes due 2005 of the Company, (ii) the 8 7/8% Senior Notes due 2007 of the Company, and (iii) the 9% Senior Notes due 2007 of the Company, in each case not in excess of amounts outstanding immediately following the Issue Date, less amounts retired from time to time.

     "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined (i) in good faith by the Board of the Company or the applicable Subsidiary involved in such transaction, or (ii) by an appraisal or valuation firm of national or regional standing selected by the Company or such Subsidiary, with experience in the appraisal or valuation of properties or assets of the type for which fair market value is being determined.

     "Fifty Percent Venture" means a Person (i) in which the Company owns (directly or indirectly) at least 50% of the aggregate economic interests; (ii) in which the Company or a Restricted Subsidiary participates in control as a general partner, a managing member or through similar means, and (iii) which is not consolidated for financial reporting purposes with the Company under GAAP.

     "FF&E" means furniture, fixtures and equipment, and other tangible personal property other than real property.

     "Foreign Currency" means any currency or currency unit issued by a government other than the government of The United States of America.

     "Foreign Government Obligations" means with respect to Securities of any Series that are denominated in a Foreign Currency, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

     "Funds From Operations" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period excluding gains or losses from debt restructurings and sales of property, plus depreciation of real estate assets and amortization related to real estate assets and other non-cash charges related to real estate assets, after adjustments for unconsolidated partnerships and joint ventures plus minority interests, if applicable (it being understood that the accounts of such Person's Consolidated Subsidiaries shall be consolidated only to the extent of such Person's proportionate interest therein).

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States of America.

     "Global Security" or "Global Securities" means a Security or Securities, as the case may be, in the form established pursuant to Section 2.2 evidencing all or part of a Series of Securities, issued to the Depository for such Series or its nominee, and registered in the name of such Depository or nominee.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantors" means, with respect to Securities of any Series issued on the Issue Date, Host and each other Parent of the Company and, with respect to Securities of any other Series, any Person providing a Guarantee with respect to Securities of such Series and designated a "Guarantor" in the Board Resolution, supplemental indenture or Officers' Certificate establishing such Series.

     "HMH Properties" means HMH Properties, Inc., a Delaware corporation.

     "Holder" or "Securityholder" means a Person in whose name a Security is registered or the holder of a Bearer Security.

     "Hospitality" means Host Marriott Hospitality, Inc., a Delaware corporation and the direct Parent of the Company on the Issue Date.

     "Host" means Host Marriott Corporation, a Delaware corporation and the indirect Parent of the Company on the Issue Date, and its successors and assigns.

     "Host REIT" means Host Marriott Trust, a Maryland real estate investment trust, which will be the sole general partner of the Operating Partnership following the REIT Conversion and the successor to Host, and its successors and assigns.

     "Host REIT Merger" means the merger of Host with and into Host REIT, with Host REIT surviving the merger.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to (including as a result of an acquisition), or become responsible for, the payment of, contingently or otherwise, such Indebtedness (including Acquired Indebtedness); provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" of any Person means, without duplication, (i) all liabilities and obligations, contingent or otherwise, of such Person, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (d) evidenced by bankers" acceptances, (e) for the payment of money relating to a Capitalized Lease Obligation, or (f) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit; (ii) all net obligations of such Person under Interest Swap and Hedging Obligations; and (iii) all liabilities and obligations of others of the kind described in the preceding clause (i) or (ii) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person.

     "Indenture" means this Indenture as amended or supplemented from time to time and shall include the form and terms of particular Series of Securities established as contemplated hereunder.

     "Indenture Obligations"means all obligations arising under this Indenture, from time to time, with respect to the payment of principal of, premium, if any, or interest, if any, on the Securities of any Series.

     "Interest Payment Date" means, with respect to Securities of any Series, the stated due date of an installment of interest on the Securities of that Series.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swaps, caps, collars and similar arrangements providing protection against fluctuations in interest rates. For purposes of this Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Company and its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include the designation of a Restricted Subsidiary to be an Unrestricted Subsidiary or a Non-Consolidated Entity. For purposes of the definition of "Unrestricted Subsidiary" and Section
4.9 or Section 4.15 (as applicable) described below, (a) "Investment" shall include the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time such Restricted Subsidiary is designated an Unrestricted Subsidiary or Non-Consolidated Entity, (b) the proportionate share of the Company and its Restricted Subsidiaries in the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary or Non-Consolidated Entity at the time that such Unrestricted Subsidiary or Non-Consolidated Entity is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (c) any property transferred to or from an Unrestricted Subsidiary or Non-Consolidated Entity shall be valued at its fair market value at the time of such transfer.

     "Investment Grade" means a rating of the Securities by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., currently BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided in each case such ratings are publicly available; provided, further, that in the event Moody's or S&P is no longer in existence for purposes of determining whether the Securities are rated "Investment Grade," such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by the Company, notice of which shall be given to the Trustee.

     "Issue Date" means August 5, 1998.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien, privilege, hypothecation, other encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest) upon or with respect to any property of any kind now owned or hereinafter acquired.

     "Limited Partner Note" means an unsecured note of the Operating Partnership which a limited partner of a Public Partnership can elect to receive at the time of the Partnership Mergers instead of or in exchange for Units.

     "Marriott International" means Marriott International, Inc., a Delaware corporation, and its successors and assigns.

     "Maturity," when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

     "Merger" means the merger of HMH Properties with and into the Operating Partnership with the Operating Partnership as the surviving entity.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, (i) with respect to any Asset Sale other than the sale of Capital Stock of a Restricted Subsidiary, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (b) provisions for all Taxes (including Taxes of Host REIT) actually paid or payable as a result of such Asset Sale by the Company and its Restricted Subsidiaries, taken as a whole, (c) payments made to repay Indebtedness (other than Indebtedness subordinated in right of payment to the Securities or a Subsidiary Guarantee) or any other obligations outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold or (II) is required to be paid as a result of such sale, (d) amounts reserved by the Company and its Restricted Subsidiaries against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined on a consolidated basis in conformity with GAAP and (e) unless Taxes thereon are paid by Host REIT as set forth in clause (b) above, amounts required to be distributed as a result of the realization of gains from Asset Sales in order to maintain or preserve Host REIT's status as a REIT (provided, however, that with respect to an Asset Sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person) and (ii) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants's fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of tax paid or payable as a result thereof (provided, however, that with respect to an issuance or sale by any Person other than the Company or a Wholly Owned Subsidiary, Net Cash Proceeds shall be the above amount multiplied by the Company's (direct or indirect) percentage ownership interest in such Person).

     "Net Investments" means, with respect to any referenced category or group of Investments, (x) the aggregate amount of such Investments made by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate interest in such Restricted Subsidiaries) on or subsequent to the Issue Date, minus (y) the aggregate amount of any dividends, distributions, sales proceeds or other amounts received by the Company and its Restricted Subsidiaries (to the extent of the Company's proportionate interest in such Restricted Subsidiaries) in respect of such Investments on or subsequent to the Issue Date; and, in the event that any such Investments are made, or amounts are received, in property other than cash, such amounts shall be the fair market value of such property.

     "Non-Conforming Assets" means various assets (principally comprising partnership or other interests in hotels which are not leased, certain international hotels in which Host or its Subsidiaries own interests, and certain FF&E relating to hotels owned by the Operating Partnership and its Subsidiaries) which assets, if owned by the Operating Partnership, could jeopardize Host REIT's status as a REIT.

     "Non-Consolidated Entity" means a Non-Controlled Entity or a Fifty Percent Venture which is neither a Non-Consolidated Restricted Entity nor an Unrestricted Subsidiary.

     "Non-Consolidated Restricted Entity" means a Non-Controlled Entity or a Fifty Percent Venture which has been designated by the Company (by notice to the Trustee) as a Restricted Subsidiary and which designation has not been revoked (by notice to the Trustee). Revocation of a previous designation of a Non-Controlled Entity or a Fifty Percent Venture as a Non-Consolidated Restricted Entity shall be deemed to be a designation of such entity to be a Non-Consolidated Entity.

     "Non-Controlled Entity" means a taxable corporation in which the Operating Partnership owns (directly or indirectly) 90% or more of the economic interest but no more than 9.9% of the Voting Stock and whose assets consist primarily of Non-Conforming Assets.

     "Offering" means the offering of the Securities for sale by the Company.

     "Officer" means the Chairman of the Board, the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company or equivalent authorized Person.

     "Officers" Certificate" means a certificate signed on behalf of the Company, a Guarantor or Subsidiary Guarantor, as applicable, by an Officer of the Company, a

Guarantor or Subsidiary Guarantor, as applicable, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, Guarantor or Subsidiary Guarantor, as applicable.

     "Old Notes" means the approximately $35 million aggregate principal amount of four series of Indebtedness of Host outstanding on the Issue Date.

     "Operating Agreements" means the asset or property management agreements, franchise agreements, lease agreements and other similar agreements between the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, on the one hand, and Marriott International, SLC or another entity engaged in and having pertinent experience with the operation of such similar properties, on the other, relating to the operation of the real estate properties owned by the Company, any Subsidiary Guarantor or any of their respective Restricted Subsidiaries, provided that the management of the Company determines in good faith that such arrangements are fair to the Company and to such Restricted Subsidiary.

     "Operating Partnership" means Host Marriott, L.P., a Delaware limited partnership, and, prior to the REIT Conversion, a Wholly Owned Subsidiary of Host, and, upon consummation of the Merger, the successor obligor to the Company under the Securities.

     "Opinion of Counsel" means a written opinion of legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

     "Parent" of any Person means a corporation which at the date of determination owns, directly or indirectly, a majority of the Voting Stock of such Person or of a Parent of such Person.

     "Partnership Mergers" means the merger of one of more Subsidiaries of the Operating Partnership into one or more of the Public Partnerships.

     "Permitted Investment" means any of the following: (i) an Investment in Cash Equivalents; (ii) Investments in a Person substantially all of whose assets are of a type generally used in a Related Business (an "Acquired Person") if, as a result of such Investments, (a) the Acquired Person immediately thereupon is or becomes a Restricted Subsidiary of the Company, or (b) the Acquired Person immediately thereupon either (I) is merged or consolidated with or into the Company or any of its Restricted Subsidiaries and the surviving Person is the Company or a Restricted Subsidiary of the Company or (II) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries; (iii) an Investment in a Person, provided that (A) such Person is principally engaged in a Related Business, (B) the Company or one or more of its Restricted Subsidiaries participates in the management of such Person, as a general partner, member of such Person's governing board or otherwise and (C) any such Investment shall not be a Permitted Investment if, after giving effect thereto, the aggregate amount of Net Investments outstanding made in reliance on this clause (iii) subsequent to the Issue Date would exceed 5% of Total Assets; (iv) Permitted Sharing Arrangement Payments; (v) securities received in connection with an Asset Sale so long as such Asset Sale complied with this Indenture including Section 4.12 (but, only to the extent the fair market value of such securities and all other non-cash and non-Cash Equivalent consideration received complies with clause (ii) of the first paragraph of
Section 4.12); (vi) Investments in the Company or in Restricted Subsidiaries of the Company; (vii) Permitted Mortgage Investments; (viii) any Investments constituting part of the REIT Conversion; and (ix) any Investments in a Non-Consolidated Entity, provided that (after giving effect to such Investment) the total assets (before depreciation and amortization) of all Non-Consolidated Entities attributable to the Company's proportionate ownership interest therein, plus an amount equal to the Net Investments outstanding made in reliance upon clause (iii) above, does not exceed 20% of the total assets (before depreciation and amortization) of the Company and its Consolidated Subsidiaries (to the extent of the Company's proportionate ownership interest therein).

     "Permitted Lien" means any of the following: (i) Liens imposed by governmental authorities for taxes, assessments or other charges where nonpayment thereof is not subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (ii) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (a) the underlying obligations are not overdue for a period of more than 30 days, or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (iii) Liens securing the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (iv) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (v) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (vi) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; and (vii) Liens securing on an equal and ratable basis the Securities and any other Indebtedness.

     "Permitted Mortgage Investment" means an Investment in Indebtedness secured by real estate assets or Capital Stock of Persons (other than the Company or its Restricted Subsidiaries) owning such real estate assets; provided that (i) the Company is able to consolidate the operations of the real estate assets in its GAAP financial statements, (ii) such real estate assets are owned by a partnership, LLC or other entity which is controlled by the Company or a Restricted Subsidiary as a general partner, managing member or through similar means, or (iii) the aggregate amount of such Permitted Mortgage Investments (excluding those referenced in clauses (i) and (ii) above), determined at the time each such Investment was made, does not exceed 10% of Total Assets after giving effect to such Investment.

     "Permitted REIT Distributions" means a declaration or payment of any dividend or the making of any distribution (i) to Host REIT that is necessary to maintain Host REIT's status as a REIT under the Code or to satisfy the distributions required to be made by reason of Host REIT's making of the election provided for in Notice 88-19 (or Treasury regulations issued pursuant thereto), if (a) the aggregate principal amount of all outstanding Indebtedness (other than the QUIPs Debt) of the Company and its Restricted Subsidiaries on a consolidated basis at such time is less than 80% of Adjusted Total Assets of the Company and (b) no Default or Event of Default shall have occurred and be continuing and (ii) to any Person in respect of any Units, which distribution is required as a result of or a condition to the distribution or payment of such dividend or distribution to Host REIT; provided that such Person's investment in the Operating Partnership in consideration of which such Person received such Units shall have been consummated in a transaction determined by the Company to be fair to the Operating Partnership as set forth in an Officers'

Certificate for Investments in an amount less than $50 million and as set forth in a Board Resolution for Investments equal to or greater than such amount.

     "Permitted REIT Payments" means, without duplication, payments to Host REIT and its Subsidiaries that hold only Qualified Assets in an amount necessary and sufficient to permit Host REIT and such Subsidiaries to pay all of their operating expenses and other general corporate expenses and liabilities (including any reasonable professional fees and expenses).

     "Permitted Sharing Arrangements" means any contracts, agreements or other arrangements between the Company and/or one or more of its Subsidiaries and a Parent of the Company and/or one or more Subsidiaries of such Parent, pursuant to which such Persons share centralized services, establish joint payroll arrangements, procure goods or services jointly or otherwise make payments with respect to goods or services on a joint basis, or allocate corporate expenses (other than taxes based on income) (provided that (i) such Permitted Sharing Arrangements are, in the determination of management of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries in the best interests of the Company, the Subsidiary Guarantors, or their Restricted Subsidiaries and
(ii) the liabilities of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries under such Permitted Sharing Arrangements are determined in good faith and on a reasonable basis).

     "Permitted Sharing Arrangements Payments" means payments under Permitted Sharing Arrangements.

     "Permitted Tax Payments" means payment of any liability of the Company, Host, Host REIT or any of their respective Subsidiaries for Taxes.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Pledge and Security Agreement" means the pledge and security agreement, dated as of August 5, 1998, made by each of the Company, the Guarantors, the Subsidiary Guarantors and the Collateral Agent as such agreement may be amended, modified, supplemented or replaced from time to time.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), which have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person's preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

     "Private Partnership" means a partnership (other than a Public Partnership) or limited liability company that owns one or more full service hotels and that, prior to the REIT Conversion, is partially but not Wholly Owned by Host or one of its Subsidiaries.

     "Private Partnership Acquisition" means the acquisition by the Operating Partnership or a Restricted Subsidiary thereof from unaffiliated partners of certain Private Partnerships of partnership interests in such Private Partnerships in exchange for Units or the assets of such Private Partnerships by merger or conveyance in exchange for Units.

     "Procurement Contracts" means contracts for the procurement of goods and services entered into in the ordinary course of business and consistent with industry practices.

     "Pro Rata Share" means "PRS" where:

     PRS equals CR divided by TC multiplied by OPTC

     where:

              CR equals the redemption value of such Capital Stock in the issuing Restricted Subsidiary held in the aggregate by the Company and its Restricted Subsidiaries.

              TC equals the total contribution to the equity of the issuing Restricted Subsidiary made by the Company and its Restricted Subsidiaries, and

              OPTC equals the total contribution to the equity of the issuing Restricted Subsidiary made by other Persons.

     "Prospectus" means the Prospectus, dated June 17, 1998, and Prospectus Supplement thereto, dated July 29, 1998, in the form first used to confirm sales of the Securities.

     "Public Partnerships" mean, collectively, Atlanta Marriott Marquis II Limited Partnership, a Delaware limited partnership; Desert Springs Marriott Limited Partnership, a Delaware limited partnership; Hanover Marriott Limited Partnership, a Delaware limited partnership; Marriott Diversified American Hotels, L.P., a Delaware limited partnership; Marriott Hotel Properties Limited Partnership, a Delaware limited partnership; Marriott Hotel Properties II Limited Partnership, a Delaware limited partnership; Mutual Benefit Chicago Marriott Suite Hotel Partners, L.P., a Rhode Island limited partnership; Potomac Hotel Limited Partnership, a Delaware limited partnership; and Marriott Suites Limited Partnership; or, as the context may require, any such entity together with its Subsidiaries, or any of such Subsidiaries.

     "Qualified Assets" means (i) Capital Stock of the Company or any of its Subsidiaries or of other Subsidiaries of the Guarantors substantially all of whose sole assets are direct or indirect interests in Capital Stock of the Company and (ii) other assets related to corporate operations of the Guarantors which are de minimus in relation to those of the Guarantors and their Restricted Subsidiaries, taken as a whole.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Stock and, when used in the definition of "Disqualified Stock," also includes any Capital Stock of a Restricted Subsidiary, Host REIT or any Parent of the Company that is not Disqualified Stock.

     "Qualified Exchange" means (i) any legal defeasance, redemption, retirement, repurchase or other acquisition of then outstanding Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital Stock or (ii) any exchange of Qualified Capital Stock for any then outstanding Capital Stock or Indebtedness issued on or after the Issue Date.

     "QUIPs" means the 6 3/4% Convertible Preferred Securities issued by Host Financial Trust, a statutory business trust and a Subsidiary of Host.

     "QUIPs Debt" means the $567 million aggregate principal amount of 6 3/4% convertible subordinated debentures due 2026 of Host, held by Host Marriott Financial Trust, a statutory business trust.

     "Rating Agencies" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of all of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means currently (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used in another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (currently + and - for S&P, 1,2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

     "Rating Decline" means the occurrence, on or within 90 days after the earliest to occur of (i) a Change of Control and (ii) the date of the first public notice of the occurrence of a Change of Control or of the intention by any Person to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies), of (a) in the event the Securities are rated by either Moody's or S&P on the Rating Date as Investment Grade, a decrease in the rating of the Securities by either of such Rating Agencies to a rating that is below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the Securities by either Rating Agency by one or more gradations (including gradations with Rating Categories as well as between Rating Categories).

     "real estate assets" means real property and all FF&E associated or used in connection therewith.

     "Record Date" means, with respect to Securities of any Series, the Record Date specified in the Securities of that Series, whether or not such Record Date is a Business Day.

     "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture.

     "Redemption Price" when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 3.4).

     "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Stock (i) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (ii) constituting an amendment, modification or supplement to, or a deferral or renewal of ((i) and (ii) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Stock in a principal amount or, in the case of Disqualified Stock, liquidation preference, not to exceed the sum of (a) the reasonable and customary fees and expenses incurred in connection with the Refinancing plus (b) the lesser of (I) the principal amount or, in the case of Disqualified Stock, liquidation preference, of the Indebtedness or Disqualified Stock so refinanced and (II) if such Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that Refinancing Indebtedness (other than a revolving line of credit from a commercial lender or other Indebtedness whose proceeds are used to repay a revolving line of credit from a commercial lender to the extent such revolving line of credit or other Indebtedness was not put in place for purposes of evading the limitations described in this definition) shall (A) not have an Average Life shorter than the Indebtedness or Disqualified Stock to be so refinanced at the time of such Refinancing and (B) be subordinated in right of payment to the rights of Holders of the Securities if the Indebtedness or Disqualified Stock to be refinanced was so subordinated.

     "Registration Statement" means the Company's registration statement on Form S-3 (No. 333-50729), filed with the SEC on April 22, 1998, relating to the registration of, among other securities, the Securities under the Act, together with the exhibits thereto and all subsequent amendments.

     "REIT" means a real estate investment trust as defined in Section 856 of the Code.

     "REIT Conversion" means the various transactions to be carried out in connection with Host's conversion to a REIT, as generally described in the Prospectus and the S-4 Registration Statement, including without limitation (i) the contribution to the Operating Partnership and its Subsidiaries of substantially all of the assets (excluding the assets of SLC) held by Host and its other Subsidiaries (which shall be substantially completed on or prior to the Conversion Date); (ii) the assumption by the Operating Partnership and/or its Subsidiaries of substantially all of the liabilities of Host and its other Subsidiaries (including, without limitation, the QUIPs Debt and the Old Notes);
(iii) the Partnership Mergers; (iv) the Private Partnership Acquisitions; (v) the issuance of Limited Partner Notes in connection with the foregoing; (vi) the Blackstone Acquisition; (vii) the contribution, prior to or substantially concurrent with the Conversion Date, to Non-Controlled Entities of Non-Conforming Assets; (viii) the leases to SLC or Subsidiaries of SLC of the hotels owned by the Operating Partnership and its Subsidiaries; (ix) the Host REIT Merger; (x) the E&P Distribution; and (xi) such other related transactions and steps, occurring prior to or substantially concurrent with or within a reasonable time after the Conversion Date as may be reasonably necessary to complete the above transactions or otherwise to permit Host REIT to elect to be treated as a REIT for Federal income tax purposes; provided that Host may in its sole discretion exclude any one or more of the specific transactions enumerated above in clauses (ii) through (x) hereof; provided, further, that Host shall not have distributed to its shareholders any significant amounts of assets (other than regular dividends and the E&P Distribution) on or prior to the Conversion Date and subsequent to the Issue Date.

     "Related Business" means the businesses conducted (or proposed to be conducted) by the Company and its Restricted Subsidiaries as of the Closing Date and any and all businesses that in the good faith judgment of the Board of the Company are materially related businesses or real estate related businesses. Without limiting the generality of the foregoing, Related Business shall include the ownership and operation of lodging properties.

     "Responsible Officer" means any officer of the Trustee in its Corporate Trust Office with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

     "Restricted Payment" means, with respect to any Person (but without duplication), (i) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person, (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such Person or the Parent or any Restricted Subsidiary of such Person,
(iii) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or the Parent or a Restricted Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness, (iv) any Restricted Investment by such Person, and (v) the payment to any Affiliate (other than the Company or its Restricted Subsidiaries) in respect of taxes owed by any consolidated group of which both such Person or a Subsidiary of such Person and such Affiliate are members; provided, however, that the term "Restricted Payment" does not include (a) any dividend, distribution or other payment on or with respect to Capital Stock of the Company to the extent payable solely in shares of Qualified Capital Stock; (b) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Restricted Subsidiaries; (c) Permitted Tax Payments; (d) the declaration or payment of dividends or other distributions by any Restricted Subsidiary of the Company, provided such distributions are made to the Company (or a Subsidiary of the Company, as applicable) on a pro rata basis (and in like form) with all dividends and distributions so made; (e) the retirement of Units upon conversion of such Units to Capital Stock of Host REIT; (f) any transactions comprising part of the REIT Conversion; (g) any payments with respect to Disqualified Stock or Indebtedness at the stated time and amounts pursuant to the original terms of the instruments governing such obligations;
(h) Permitted REIT Payments; and (i) payments in accordance with the existing terms of the QUIPs; and provided, further, that any payments of bona fide obligations of the Company or any Restricted Subsidiary shall not be deemed to be Restricted Payments solely by virtue of the fact of another Person's co-obligation with respect thereto.

     "Restricted Subsidiary" means any Subsidiary of the Company other than (i) an Unrestricted Subsidiary or (ii) a Non-Consolidated Entity.

     "S-4 Registration Statement" means the registration statement of the Operating Partnership on Form S-4, filed with the SEC on June 2, 1998, as amended and supplemented.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness or Disqualified Stock secured by a Lien (other than Permitted Liens) upon the property of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries.

     "Securities" means the debentures, notes or other debt instruments of the Company of any Series authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Series" or "Series of Securities" means each series of debentures, notes or other debt instruments of the Company created pursuant to Section 2.1 and 2.2 hereof.

     "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC as in effect as of the Issue Date.

     "SLC" means HMC Senior Communities, Inc., a Delaware corporation, and its successors and assigns.

     "S&P" means Standard & Poor's Ratings Services and its successors.

     "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subordinated Indebtedness" means, with respect to Securities of any Series, Indebtedness of the Company or a Subsidiary Guarantor that is expressly subordinated in right of payment to the Securities of such Series or a Subsidiary Guarantee thereof, as applicable.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, (ii) any partnership (a) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and owns alone or together with the Company a majority of the partnership interest or (b) in which such Person or one or more Subsidiaries of such Person is, at the time, a general partner and which is controlled by such Person in a manner sufficient to permit its financial statements to be consolidated with the financial statements of such Person in conformance with GAAP and the financial statements of which are so consolidated,
(iii) any Non-Controlled Entity, and (iv) any Fifty Percent Venture.

     "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor for payment of principal, premium and interest on the Securities of a Series by such Subsidiary Guarantor. Each Subsidiary Guarantee with respect to Securities of a Series issued on the Issue Date will be a senior obligation of the Subsidiary Guarantor with respect to such Series and will be full and unconditional regardless of the enforceability of the Securities of such Series and this Indenture.

     "Subsidiary Guarantors" means, (i) with respect to any Series of Securities issued on the Issue Date (A) the Initial Subsidiary Guarantors identified in the following sentence and (B) any Future Subsidiary Guarantors that become Subsidiary Guarantors pursuant to the terms of this Indenture and (ii) with respect to Securities of any other Series, any Person providing a Guarantee with respect to Securities of such Series and designated a "Subsidiary Guarantor" in the Board Resolution, supplemental indenture or Officers' Certificate establishing such Series, but in each case excluding any Persons whose guarantees have been released pursuant to the terms of this Indenture. The Initial Subsidiary Guarantors are HMH Rivers, Inc.; HMH Marina, Inc.; Marriott SBM Two Corporation; Marriott PLP Corporation; HMC Retirement Properties, Inc.; HMH Pentagon Corporation; HMC SFO, Inc.; Host Airport Hotels, Inc.; Host of Houston 1979; Host of Houston, Ltd.; Host of Boston, Ltd.; Marriott Financial Services, Inc.; HMC Capital Resources Corp.; Marriott SBM One Corporation; YBG Associates LLC; PRM Corporation; and Marriott Park Ridge Corporation.

     "Subsidiary Indebtedness" means, without duplication, all Unsecured Indebtedness (including Guarantees (other than Guarantees by Restricted Subsidiaries of Secured Indebtedness)) of which a Restricted Subsidiary other than a Subsidiary Guarantor is the obligor. A release of the Guarantee of a Subsidiary Guarantor which remains a Restricted Subsidiary shall be deemed to be an Incurrence of Subsidiary Indebtedness in amount equal to the Company's proportionate interest in the Unsecured Indebtedness of such Subsidiary Guarantor.

     "Tax" or "Taxes" means all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any domestic or foreign governmental authority responsible for the administration of any such taxes.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)77aaa-77bbbb), as amended from time to time, and as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

     "Total Assets" means the sum of (i) Undepreciated Real Estate Assets and
(ii) all other assets (excluding intangibles) of the Company, the Subsidiary Guarantors, and their respective Restricted Subsidiaries determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

     "Total Unencumbered Assets" as of any date means the sum of (i) Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness and (ii) all other assets (but excluding intangibles and minority interests in Persons who are obligors with respect to outstanding secured debt) of the Company, the

Subsidiary Guarantors and their respective Restricted Subsidiaries not securing any portion of Secured Indebtedness, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness or issuance of Disqualified Stock by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred or such Disqualified Stock is to be issued and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any Series shall mean the Trustee with respect to Securities of that Series.

     "Undepreciated Real Estate Assets" means, as of any date, the cost (being the original cost to the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries plus capital improvements) of real estate assets of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis (it being understood that the accounts of Restricted Subsidiaries shall be consolidated with those of the Company only to the extent of the Company's proportionate interest therein).

     "Units" means the limited partnership units of the Operating Partnership.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of the Company in the manner provided below. The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary); provided that (a) any Guarantee by the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries (other than the designated Subsidiary and any other Subsidiary concurrently being designated as an Unrestricted Subsidiary) of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company, the Subsidiary Guarantors or such Restricted Subsidiaries at the time of such designation; (b) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would not be prohibited under Section 4.9 or Section 4.15 (as applicable); and (c) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under
Section 4.7 and Section 4.9 or Section 4.15 (as applicable). The Board of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and (2) all Liens, Indebtedness and Disqualified Stock of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred, granted or issued at such time, have been permitted to be Incurred, granted or issued and shall be deemed to have been Incurred, granted or issued for all purposes of this Indenture. Any such designation by the Board of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "Unsecured Indebtedness" means any Indebtedness or Disqualified Stock of the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries that is not Secured Indebtedness.

     "U.S. Government Obligations" means securities which are (i) direct obligations of The United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of The United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by The United States of America, and which in the case of (i) and (ii) are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by individuals mandated by applicable law) by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.2  OTHER DEFINITIONS.
                       -----------------

                                           DEFINED IN
            TERM                             SECTION
-----------------------------          -------------------

  "Acceleration Notice"           6.2
  "Affiliate Transactions"       4.11
  "Asset Sale Offer"             4.12
  "Bankruptcy Law"                6.1
  "Change of Control Offer"      10.1
  "Change of Control Offer Period"                    10.1
  "Change of Control Payment"                         10.1
  "Change of Control Payment Date"                    10.1
  "Change of Control Put Date"                        10.1
  "Custodian"                     6.1
  "DTC"                        2.14.3
  "Event of Default"              6.1
  "Excess Proceeds"              4.12
  "Excess Proceeds Date"         4.12
  "Final Put Date"               4.12
  "Future Subsidiary Guarantor"                       12.3
  "Guaranteed Indebtedness"                           12.3
  "Journal"                                          13.15
  "Judgment Currency"           13.16
  "Legal Holiday"                13.7
  "mandatory sinking fund payment"                    14.1
  "Market Exchange Rate"        13.15



  "New York Banking Day"        13.16
  "Offer Amount"                 4.12  "Offer to Purchase"  4.12
  "Offer Price"                  4.12
  "optional sinking fund payment"                     14.1
  "Paying Agent"                  2.4
  "Pro Rata Portion"             12.1
  "Purchase Date"                4.12
  "Registrar"                     2.4
  "Required Currency"           13.16
  "Service Agent"                 2.4

          SECTION 1.3  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.
                       -------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" "means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the Securities means the Company and any successor obligor upon the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

          SECTION 1.4  RULES OF CONSTRUCTION.
                       ---------------------

     Unless the context otherwise requires:

              (a) a term has the meaning assigned to it;

              (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c) references to "GAAP" shall mean GAAP in effect as of the time when and for the period as to which such accounting principles are to be applied;

              (d)  "or" is not exclusive;

              (e) words in the singular include the plural, and in the plural include the singular; and

              (f) provisions apply to successive events and transactions.

     ARTICLE 2

                                 THE SECURITIES

          SECTION 2.1  ISSUABLE IN SERIES.
                       ------------------

          The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. All Securities of a Series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officers' Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of Securities of a Series to be issued from time to time, the Board Resolution, Officers' Certificate or supplemental indenture may provide for the method by which specified terms (such as, without limitation, interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. Securities may differ between Series in respect of any matters, provided that all Series of Securities shall be equally and ratably entitled to the benefits of this Indenture.

          SECTION 2.2  ESTABLISHMENT OF TERMS OF SERIES OF SECURITIES.
                       ----------------------------------------------

          At or prior to the issuance of any Securities within a Series, the following shall be established by a Board Resolution, a supplemental indenture or an Officers" Certificate pursuant to authority granted under a Board
Resolution:

          2.2.1 the title of the Series (which shall distinguish the Securities of that particular Series from the Securities of any other Series);

          2.2.2 the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Securities of the Series will be issued;

          2.2.3 any limit upon the aggregate principal amount of the Securities of the Series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series pursuant to Section 2.7, 2.8, 2.11, 3.6 or 9.6);

          2.2.4 the date or dates on which the principal of the Securities of the Series is payable;

          2.2.5 the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Securities of the Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;

          2.2.6 the place or places where the principal of, premium, if any, and interest, if any, on the Securities of the Series shall be payable, or the method of such payment, if by wire transfer, mail or other means;

          2.2.7 if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

          2.2.8 the obligation, if any, of the Company to redeem or purchase the Securities of the Series, in whole or in part, pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          2.2.9 the dates, if any, on which and the price or prices at which the Securities of the Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;

          2.2.10 if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series shall be issuable;

          2.2.11 the forms of the Securities of the Series in bearer or fully registered form (and, if in fully registered form, whether the Securities will be issuable as Global Securities);

          2.2.12 if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series that shall be payable upon declaration of acceleration of the maturity date thereof pursuant to Section 6.2;

          2.2.13 the currency of denomination of the Securities of the Series, which may be Dollars or any Foreign Currency, including, but not limited to, the ECU, and if such currency of denomination is a composite currency other than the ECU, the agency or organization, if any, responsible for overseeing such composite currency;

          2.2.14 the designation of the currency, currencies or currency units in which payment of the principal of, premium, if any, and interest, if any, on the Securities of the Series will be made;

          2.2.15 if payments of principal of, premium, if any, or interest, if any, on the Securities of the Series are to be made in one or more currencies or currency units other than that or those in which such Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

          2.2.16 the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on the Securities of the Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which the Securities of the Series are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

          2.2.17 the provisions, if any, relating to any security provided for the Securities of the Series;

          2.2.18 any addition to or change in the Events of Default which applies to any Securities of the Series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.2;

          2.2.19 any addition to, change in or deletion from the provisions set forth in Articles 4 or 5 which applies to Securities of the Series;

          2.2.20 the terms and condition, if any, upon which the Securities of the Series shall be exchanged for or converted into common stock, preferred stock or depositary shares of the Company;

          2.2.21 any other terms of the Securities of the Series (which terms may supplement, modify or delete any provision of this Indenture insofar as it applies to such Series);

          2.2.22 any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such Series if other than those appointed herein;

          2.2.23 whether the Securities rank as senior subordinated Securities or subordinated Securities or any combination thereof; and

          2.2.24 the form and terms of any guarantee of any Securities of the Series.

          All Securities of any one Series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution, supplemental indenture or Officers" Certificate referred to above, and the authorized principal amount of any Series may not be increased to provide for issuances of additional Securities of such Series, unless otherwise provided in such Board Resolution, supplemental indenture or Officers" Certificate.

          SECTION 2.3  EXECUTION AND AUTHENTICATION.
                       ----------------------------

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall at any time, and from time to time, authenticate Securities for original issue in the principal amount provided in the related Board Resolution, supplemental indenture hereto or Officers' Certificate, upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers' Certificate.

          The aggregate principal amount of Securities of any Series outstanding at any time may not exceed any limit upon the maximum principal amount for such Series set forth in the Board Resolution, supplemental indenture hereto or Officers' Certificate delivered pursuant to Section 2.2, except as provided in
Section 2.9.

          Prior to the issuance of Securities of any Series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (a) the Board Resolution, supplemental indenture hereto or Officers' Certificate establishing the form of the Securities of that Series or of Securities within that Series and the terms of the Securities of that Series or of Securities within that Series; (b) an Officers' Certificate complying with
Section 13.4; and (c) an Opinion of Counsel complying with Section 13.4.

          The Trustee shall have the right to decline to authenticate and deliver any Securities of such Series: (a) if the Trustee, being advised by counsel, determines that such action may not lawfully be taken; or (b) if the Trustee in good faith by its board of directors or trustees, executive committee or a trust committee of directors and/or vice-presidents shall determine that such action would expose the Trustee to personal liability to Holders of any then outstanding Series of Securities.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Such an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

          SECTION 2.4  REGISTRAR AND PAYING AGENT.
                       --------------------------

          The Company shall maintain, with respect to each Series of Securities, at the place or places specified with respect to such Series pursuant to Section 2.2, an office or agency where Securities of a Series may be presented or surrendered for payment ("Paying Agent"), where Securities of such Series may be surrendered for registration of transfer or exchange ("Registrar"), and where notices and demands to or upon the Company in respect of the Securities of such Series and this Indenture may be served ("Service Agent"); provided that the Company itself shall not be permitted to act as Paying Agent with respect to an Offer to Purchase or a Change of Control Offer for purposes of Article 8. The Registrar shall keep a register with respect to each Series of Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a

Registrar, Paying Agent and Service Agent in each place so specified pursuant to
Section 2.2 for Securities of any Series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term "Registrar" includes any co-registrar; the term "Paying Agent" includes any additional paying agent; and the term "Service Agent" includes any additional service agent.

          The Company hereby appoints the Trustee the initial Registrar, Paying Agent and Service Agent for each Series unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series are first issued.

          SECTION 2.5  PAYING AGENT TO HOLD MONEY IN TRUST.
                       -----------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust, for the benefit of Securityholders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.
Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or its Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Securityholders of any Series of Securities all money held by it as Paying Agent; provided that neither the Company nor any of its Subsidiaries shall be permitted to act as Paying Agent for purposes of any amounts to be held by a Paying Agent pursuant to an Offer to Purchase or a Change of Control Offer for purposes of Article 8.

          SECTION 2.6  SECURITYHOLDER LISTS.
                       --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each Series of Securities and shall otherwise comply with TIA
(S)312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten days before each interest payment date and at such other times as the

Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders of each Series of Securities.

          SECTION 2.7  TRANSFER AND EXCHANGE.
                       ---------------------

          Where Securities of a Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.11, 3.6 or 9.6).

          Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Securities of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Securities of that Series selected for redemption and ending at the close of business on the day of such mailing, or
(b) to register the transfer of or exchange Securities of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

          SECTION 2.8  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.
                       ------------------------------------------------

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the

Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security of any Series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.9  OUTSTANDING SECURITIES.
                       ----------------------

          The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding.

          If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity of Securities of a Series money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series cease to be outstanding and interest on them ceases to accrue.

          A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

          In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the accreted value thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

          SECTION 2.10  TREASURY SECURITIES.
                        -------------------

          In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any request, demand, authorization, direction, notice, consent or waiver Securities of a Series owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities of a Series that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

          SECTION 2.11  TEMPORARY SECURITIES.
                        --------------------

          Until definitive Securities are ready for delivery, the Company may prepare, the Guarantors and Subsidiary Guarantors shall endorse and the Trustee shall authenticate temporary Securities upon a Company Order. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, the Guarantors and Subsidiary Guarantors shall endorse and the Trustee upon request shall authenticate definitive Securities of the same Series and date of maturity in exchange for temporary Securities. Until so exchanged, temporary securities shall have the same rights under this Indenture as the definitive Securities.

          SECTION 2.12  CANCELLATION.
                        ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall destroy such canceled Securities (subject to the record retention requirement of the Exchange Act) and deliver a certificate of such destruction to the Company, unless the Company otherwise directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

          SECTION 2.13  DEFAULTED INTEREST.
                        ------------------

          If the Company defaults in a payment of interest on a Series of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Securityholders of the Series on a subsequent special record date. The Company shall fix the record date and payment date. At least 30 days before the record date, the Company shall mail to the Trustee and to each Securityholder of the Series a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay defaulted interest in any other lawful manner.

          SECTION 2.14  GLOBAL SECURITIES.
                        -----------------

          2.14.1   Terms of Securities.  A Board Resolution, a supplemental
                   -------------------
indenture hereto or an Officers' Certificate shall establish (i) whether the Securities of a Series shall be issued in whole or in part in the form of one or more Global Securities and (ii) the Depository for such Global Security or Securities.

          2.14.2   Transfer and Exchange.  Notwithstanding any provisions to the
                   ---------------------
contrary contained in Section 2.7 of this Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.7 of this Indenture for Securities registered in the names of Holders other than the Depository for such Security or its nominee only if: (i) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company fails to appoint a successor Depository within 90 days of such event; (ii) the Company executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable; or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depository shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.

          Except as provided in this Section 2.14.2, a Global Security may not be transferred except as a whole by the Depository with respect to such Global Security to a nominee of such Depository, by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any such nominee to a successor Depository or a nominee of such a successor Depository.

          2.14.3   Legend.  Any Global Security issued hereunder shall bear a
                   ------
legend in substantially the following form:

          "Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Depositary Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

          2.14.4   Acts of Holders.  The Depository, as a Holder, may appoint
                   ---------------
agents and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Indenture.

          2.14.5   Payments.  Notwithstanding the other provisions of this
                   --------
Indenture, unless otherwise specified as contemplated by Section 2.2, payment of the principal of and interest, if any, on any Global Security shall be made to the Holder thereof.

          2.14.6   Consents, Declaration and Directions.  Except as provided in
                   ------------------------------------
Section 2.14.5, the Company, the Trustee and any Agent shall treat a Person as the Holder of such principal amount of outstanding Securities of such Series represented by a Global Security as shall be specified in a written statement of the Depository with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

          SECTION 2.15  CUSIP NUMBERS.
                        -------------

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                   ARTICLE 3

                                  REDEMPTION

          SECTION 3.1  NOTICE TO TRUSTEE.
                       -----------------

          The Company may, with respect to any Series of Securities, reserve the right to redeem and pay the Series of Securities or may covenant to redeem and pay the Series of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Securities. If a Series of Securities is redeemable and the Company wants or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series of Securities pursuant to the terms of such Securities, it shall notify the Trustee of the Redemption Date and the principal amount of Series of Securities to be redeemed. The Company shall give the notice at least 45 days before the Redemption Date (or such shorter notice as may be acceptable to the Trustee).

          SECTION 3.2  SELECTION OF SECURITIES TO BE REDEEMED.
                       --------------------------------------

          Unless otherwise indicated for a particular Series by a Board Resolution, a supplemental indenture or an Officers' Certificate, if less than all the Securities of a Series are to be redeemed, the Trustee shall select the Securities of the Series to be redeemed in any manner that the Trustee deems fair and appropriate. The Trustee shall make the selection from Securities of the Series outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of the Series that have denominations larger than $1,000. Securities of the Series and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000 or, with respect to Securities of any Series issuable in other denominations pursuant to Section 2.2.10, the minimum principal denomination for each Series and integral multiples thereof. Provisions of this Indenture that apply to Securities of a Series called for redemption also apply to portions of Securities of that Series called for redemption.

          SECTION 3.3  NOTICE OF REDEMPTION.
                       --------------------

          Unless otherwise indicated for a particular Series by Board Resolution, a supplemental indenture hereto or an Officers' Certificate, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed and if any Bearer Securities are outstanding, publish on one occasion a notice in an Authorized Newspaper.

          The notice shall identify the Securities of the Series to be redeemed and shall state:

          (a) the Redemption Date;
          (b) the Redemption Price;
          (c) the name and address of the Paying Agent;
          (d) that Securities of the Series called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
          (e) that interest on Securities of the Series called for redemption ceases to accrue on and after the Redemption Date; and
          (f) any other information as may be required by the terms of the particular Series or the Securities of a Series being redeemed.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

          SECTION 3.4  EFFECT OF NOTICE OF REDEMPTION.
                       ------------------------------

          Once notice of redemption is mailed or published as provided in
Section 3.3, Securities of a Series called for redemption become due and payable on the Redemption Date and at the Redemption Price. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price plus accrued interest to the Redemption Date.

          SECTION 3.5  DEPOSIT OF REDEMPTION PRICE.
                       ---------------------------

          On or before the Redemption Date, the Company shall deposit with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest, if any, on all Securities to be redeemed on that date.

          SECTION 3.6  SECURITIES REDEEMED IN PART.
                       ---------------------------

          Upon surrender of a Security that is redeemed in part, the Company shall issue, the Guarantors and Subsidiary Guarantors shall endorse and the Trustee shall authenticate for the Holder a new Security of the same Series and the same maturity equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                   COVENANTS

          The following covenants shall be applicable with respect to Securities of any Series, unless in establishing such a Series in a Board Resolution, supplemental indenture or Officers' Certificate, it is provided that such Series shall not have the benefit of one or more of said covenants. For the purpose of Securities of any Series issued hereunder, when used in this Article 4, the term "Securities" shall mean Securities of that Series, and the terms "Guarantor" and "Subsidiary Guarantor" shall mean, respectively, a Guarantor and Subsidiary Guarantor with respect to Securities of that Series.

          SECTION 4.1  PAYMENT OF PRINCIPAL AND INTEREST.
                       ----------------------------------

          The Company covenants and agrees for the benefit of the Holders of each Series of Securities that it will duly and punctually pay the principal of, premium, if any, and interest on the Securities of that Series in accordance with the terms of such Securities and this Indenture.

          The Company shall pay interest on overdue principal and on overdue installments of premium and interest at the rate specified in the Securities of such Series, compounded semi-annually, to the extent lawful.

          SECTION 4.2  REPORTS.
                       --------

          Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder of Securities, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the certified independent public accountants of the Company, as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability and will make such information available to securities analysts and prospective investors upon request. The Company also shall comply with the other provisions of TIA (S)314(a).

          SECTION 4.3  COMPLIANCE CERTIFICATE.
                       -----------------------

          The Company and each Guarantor and Subsidiary Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor or Subsidiary Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge, the Company or such Guarantor or Subsidiary Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge). The Company and each Guarantor and Subsidiary Guarantor will, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          SECTION 4.4  STAY, EXTENSION AND USURY LAWS.
                       -------------------------------

          Each of the Company, the Guarantors and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and each of the Company, the Guarantors, and the Subsidiary Guarantors (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

          SECTION 4.5  CORPORATE EXISTENCE.
                       --------------------

          Subject to Article 5, the Company, the Guarantors and the Subsidiary Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate (or other organizational) existence in accordance with their respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory), and corporate or other organizational franchises of the Company, the Guarantors and the Subsidiary Guarantors; provided, however, that nothing in this section will prohibit the Company, any of the Guarantors or any Subsidiary Guarantors from engaging in any transactions permitted under the Indenture, including Sections 4.13 and 12.4 hereof, neither the Company nor any Guarantor nor Subsidiary Guarantor shall be required to preserve any such right, franchise or existence, if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Subsidiary Guarantors and their Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of Securities.

          SECTION 4.6  TAXES.
                       ------

          Except with respect to immaterial items, the Company, the Guarantors and the Subsidiary Guarantors shall, and shall cause each of their Restricted Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor, any Subsidiary Guarantor or any of their Restricted Subsidiaries or any of their respective properties and assets; and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor, any Subsidiary Guarantor or any of their Restricted Subsidiaries; provided, however, that neither the Company, any Guarantor nor any Subsidiary Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

          SECTION 4.7  LIMITATION ON INCURRENCES OF INDEBTEDNESS AND ISSUANCE OF
                       ---------------------------------------------------------
                       DISQUALIFIED STOCK.
                       -------------------

     (a) Except as set forth below, neither the Company, the Subsidiary Guarantors nor any of their respective Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock. Notwithstanding the foregoing sentence, if, on the date of any such Incurrence or issuance, after giving effect to, on a pro forma basis, such Incurrence or issuance and the receipt and application of the proceeds therefrom, (i) the aggregate amount of all outstanding Indebtedness (other than the QUIPs Debt) and Disqualified Stock of the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(iii) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Indebtedness and Disqualified Stock of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 65% of

Adjusted Total Assets of the Company and (ii) the Consolidated Coverage Ratio of the Company would be greater than or equal to 2.0 to 1, the Company and its Restricted Subsidiaries may Incur such Indebtedness or issue such Disqualified Stock.

     (b) In addition to the foregoing limitations set forth in (a) above, except as set forth below, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will not Incur any Secured Indebtedness or Subsidiary Indebtedness. Notwithstanding the foregoing sentence, if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and/or Subsidiary Indebtedness and the application of the proceeds thereof, the aggregate amount of all outstanding Secured Indebtedness and Subsidiary Indebtedness of the Company, the Subsidiary Guarantors and their Restricted Subsidiaries (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(iii) hereof or otherwise), determined on a consolidated basis (it being understood that the amounts of Secured Indebtedness and Subsidiary Indebtedness of Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries), without duplication, is less than or equal to 45% of Adjusted Total Assets of the Company, the Company and its Restricted Subsidiaries may Incur such Secured Indebtedness and/or Subsidiary Indebtedness.

     (c) In addition to the limitations set forth in (a) and (b) above, the Company, the Subsidiary Guarantors and their Restricted Subsidiaries will maintain at all times Total Unencumbered Assets of not less than 125% of the aggregate outstanding amount of the Unsecured Indebtedness (other than the QUIPs
Debt) (including amounts of Refinancing Indebtedness outstanding pursuant to paragraph (d)(iii) hereof or otherwise) determined on a consolidated basis (it being understood that the Unsecured Indebtedness of the Restricted Subsidiaries shall be consolidated with that of the Company only to the extent of the Company's proportionate interest in such Restricted Subsidiaries).

     (d) Notwithstanding paragraphs (a) or (b), the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries (except as specified below) may Incur or issue each and all of the following: (i) Indebtedness outstanding (including Indebtedness issued to replace, refinance or refund such Indebtedness) under the Credit Facility at any time in an aggregate principal amount not to exceed $1.5 billion, less any amount of such Indebtedness permanently repaid as provided under Section 4.12 (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount); (ii) Indebtedness or Disqualified Stock owed (A) to the Company or (B) to any Subsidiary Guarantor; provided that any event which results in any Restricted Subsidiary holding such Indebtedness or Disqualified Stock ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness or Disqualified Stock (other than to the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness or issuance of Disqualified Stock not permitted by this clause (ii); (iii) Refinancing Indebtedness with respect to outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iv), (vi) or (viii) of this paragraph) and any refinancings thereof; (iv) Indebtedness (A) in respect of performance, surety or appeal bonds Incurred in the ordinary course of business, (B) under Currency Agreements and Interest Swap and Hedging Obligations; provided that such agreements (a) are designed solely to protect the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, or (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company, the Subsidiary Guarantors or any of their Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company, the Subsidiary Guarantors and their Restricted Subsidiaries on a consolidated basis in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly
(A) used to purchase all of the Securities tendered in a Change of Control Offer made as a result of a Change of Control or (B) deposited to defease the Securities as described below under Sections 8.3 and 8.4; (vi) Guarantees of the Securities and Guarantees of Indebtedness of the Company or any of the Subsidiary Guarantors by any of their respective Restricted Subsidiaries; provided the guarantee of such Indebtedness is permitted by and made in accordance with the terms of this Indenture at the time of the incurrence of such underlying Indebtedness or at the time such guarantor becomes a Restricted Subsidiary; (vii) Indebtedness evidenced by the Securities and the Guarantees thereof and represented by this Indenture up to the amounts issued pursuant thereto as of the Issue Date; (viii) the QUIPs Debt; (ix) Limited Partner Notes, and (x) Indebtedness Incurred pursuant to the Blackstone Acquisition and any Indebtedness of Host, its Subsidiaries, a Public Partnership or a Private Partnership incurred in connection with the REIT Conversion.

     (e) For purposes of determining any particular amount of Indebtedness under this Section 4.7, (1) Indebtedness Incurred under the Credit Facility on or prior to the Issue Date shall be treated as Incurred pursuant to clause (i) of paragraph (d) of this Section and (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included as additional Indebtedness. For purposes of determining compliance with this Section 4.7, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness as being Incurred under only one of such clauses.

          Indebtedness or Disqualified Stock of any Person that is not a Restricted Subsidiary of the Company, which Indebtedness or Disqualified Stock is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including by designation) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, shall be deemed to have been Incurred or issued at the time such Person becomes a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company, or a Restricted Subsidiary of the Company, and Indebtedness or Disqualified Stock which is assumed at the time of the acquisition of any asset shall be deemed to have been Incurred or issued at the time of such acquisition.

          SECTION 4.8  LIMITATIONS ON LIENS.
                       --------------------

          Neither the Company, the Subsidiary Guarantors, nor any Restricted Subsidiary shall secure any Indebtedness under the Credit Facility by a Lien or suffer to exist any Lien on their respective properties or assets securing Indebtedness under the Credit Facility unless effective provision is made to secure the Securities equally and ratably with the Lien securing such Indebtedness for so long as Indebtedness under the Credit Facility is secured by such Lien.

          SECTION 4.9  LIMITATION ON RESTRICTED PAYMENTS PRIOR TO THE REIT
                       ---------------------------------------------------
                       CONVERSION.
                       ----------

          Each of the Company and the Subsidiary Guarantors will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, if (a) on the date of such Restricted Payment a Default or an Event of Default would exist and be continuing or would occur as a consequence of (after giving effect, on a pro forma basis, to) such Restricted Payment or (b) immediately prior to such Restricted Payment or after giving effect thereto, the aggregate amount of all Restricted Payments made by the Company, the Subsidiary Guarantors and their Restricted Subsidiaries, including such proposed Restricted Payment (if not made in cash, then the fair market value of any property used therefor) from and after the Issue Date and on or prior to the date of such Restricted Payment, shall exceed the sum of, without duplication, (i) the amount determined by subtracting (x) 2.0 times the aggregate Consolidated Interest Expense of the Company for the period (taken as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the last day of the last full fiscal quarter prior to the date of the proposed Restricted Payment (the "Computation Period") from (y) Consolidated EBITDA of the Company for the Computation Period, (ii) the aggregate Net Cash Proceeds received by the Company from the sale (other than to a Subsidiary of the Company and other than in connection with a Qualified Exchange) of its Qualified Capital Stock or as a Capital Contribution from its Parent, in either case, which Net Cash Proceeds are received by the Company after the Issue Date, (iii) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) received by the Company representing interests in Persons acquired in exchange for an issuance of Qualified Capital Stock after the Issue Date, (iv) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons contributed as a Capital Contribution to the Company after the Issue Date and (v) $75 million.

          Notwithstanding the foregoing, the provisions set forth in clause (b) of the immediately preceding paragraph will not prohibit (i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration in compliance with the foregoing provisions, (ii) a Qualified Exchange, or (iii) a Permitted Sharing Arrangements Payment; provided, however, that any amounts expended pursuant to clause (i) of this paragraph shall be included as Restricted Payments made for purposes of clause (b) of the immediately preceding paragraph, whereas amounts received and expended in connection with a Qualified Exchange or a Permitted Sharing Arrangements Payment shall neither be counted as Restricted Payments made nor be credited as Net

Cash Proceeds received for purposes of clause (b) of the immediately preceding paragraph.

          SECTION 4.10  LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                        -----------------------------------------------------
                        AFFECTING SUBSIDIARY GUARANTORS.
                        -------------------------------

          The Company and the Subsidiary Guarantors will not create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary Guarantor to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Subsidiary Guarantor held by the Company or its Restricted Subsidiaries, (ii) pay any Indebtedness owed to the Company or any Subsidiary Guarantor, (iii) make loans or advances to the Company or any Subsidiary Guarantor, or (iv) transfer its property or assets to the Company or any Subsidiary Guarantor.

          The foregoing provisions shall not prohibit any encumbrances or restrictions: (i) imposed under the Securities as in existence immediately following the Issue Date or under the Credit Facility, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) imposed under any applicable documents or instruments pertaining to any Secured Indebtedness (and relating solely to assets constituting collateral thereunder or cash proceeds from or generated by such assets); (iii) existing under or by reason of applicable law;
(iv) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (v) in the case of clause (iv) of the first paragraph of this Section 4.10, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries, taken as a whole; (vi) with respect solely to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; (vii) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined by the Company) and (C) the Company determines that any such encumbrance or restriction will not materially affect its ability to make principal or interest payments on the Securities, or (viii) in connection with and pursuant to permitted refinancings thereof, replacements of restrictions imposed pursuant to clause
(iv) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced. Nothing contained in this Section shall prevent the Company, the Subsidiary Guarantors or any of their respective Restricted Subsidiaries from (1) creating, incurring, assuming or suffering to exist any Permitted Liens or Liens not prohibited by
Section 4.8 above, or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries in accordance with the terms of such Indebtedness or any related security document.

          SECTION 4.11  LIMITATION ON TRANSACTIONS WITH AFFILIATES.
                        ------------------------------------------

          Neither the Company, the Subsidiary Guarantors, nor any of their respective Restricted Subsidiaries will be permitted to, directly or indirectly, enter into, renew or extend any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any of its Restricted Subsidiaries ("Affiliate Transactions"), other than Exempted Affiliate Transactions, except upon fair and reasonable terms no less favorable to the Company, the Subsidiary Guarantor or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not an Affiliate.

          The foregoing limitation does not limit, and shall not apply to (i) transactions approved by a majority of the Board of the Company; (ii) the payment of reasonable and customary fees and expenses to members of the Board of the Company who are not employees of the Company; (iii) any Restricted Payments not prohibited by Section 4.9 or Section 4.15 (as applicable) or any payments specifically exempted from the definition of Restricted Payments; and (iv) Permitted REIT Payments. Notwithstanding the foregoing, any Affiliate Transaction or series of related Affiliate Transactions, other than Exempted Affiliate Transactions and any transaction or series of related transactions specified in any of clauses (ii) through (iv) of this paragraph, (a) with an aggregate value in excess of $10 million must first be approved pursuant to a Board Resolution by a majority of the Board of the Company who are disinterested in the subject matter of the transaction, and (b) with an aggregate value in excess of $25 million, will require the Company to obtain a favorable written opinion from an independent financial advisor of national reputation as to the fairness from a financial point of view of such transaction to the Company, such Subsidiary Guarantor or such Restricted Subsidiary, except that in the case of a real estate transaction or related real estate transactions with an aggregate value in excess of $25 million but not in excess of $50 million, an opinion may instead be obtained from an independent, qualified real estate appraiser that the consideration received in connection with such transaction is fair to the Company, such Subsidiary Guarantor or such Restricted Subsidiary.

          SECTION 4.12  LIMITATION ON ASSET SALES.
                        -------------------------

          The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, consummate any Asset Sale, unless (i) the consideration received by the Company, the Subsidiary Guarantor or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of as determined by the Board of the Company in good faith and (ii) at least 75% of the consideration received consists of cash, Cash Equivalents and/or real estate assets; provided that, with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first priority Lien on the real estate property or properties sold; and provided that, for purposes of this clause (ii) the amount of (A) any Indebtedness (other than Indebtedness subordinated in right of payment to the Securities or a Subsidiary Guarantee) that is required to be repaid or assumed (and is either repaid or assumed by the transferee of the related assets) by virtue of such Asset Sale and which is secured by a Lien on the property or assets sold and (B) any securities or other obligations received by the Company, any Subsidiary Guarantor or any such Restricted Subsidiary from such transferee that are immediately converted by the Company, the Subsidiary Guarantor or such Restricted Subsidiary into cash (or as to which the Company, any Subsidiary Guarantor or such Restricted Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) will be deemed to be cash.

          In the event that the aggregate Net Cash Proceeds received by the Company, any Subsidiary Guarantors or such Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 1% of Total Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been filed with the SEC or provided to the Trustee pursuant to Section 4.2), then prior to 12-months after the date Net Cash Proceeds so received exceeded 1% of Total Assets, the Net Cash Proceeds may be (A) invested in or committed to be invested in, pursuant to a binding commitment subject only to reasonable, customary closing conditions, and providing such Net Cash Proceeds are, in fact, so invested, within an additional 180 days, (x) fixed assets and property (other than notes, bonds, obligations and securities) which in the good faith reasonable judgment of the Board of the Company will immediately constitute or be part of a Related Business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary (if it continues to be a Restricted Subsidiary) immediately following such transaction, (y) Permitted Mortgage Investments or (z) a controlling interest in the Capital Stock of an entity engaged in a Related Business; provided that concurrently with an Investment specified in clause (z), such entity becomes a Restricted Subsidiary or (B) used to repay and permanently reduce Indebtedness outstanding under the Credit Facility (including that, in the case of a revolver or similar arrangement, such commitment is permanently reduced by such amount). Pending the application of any such Net Cash Proceeds as described above, the Company may invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture. Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph (including any Net Cash Proceeds which were committed to be invested as provided in such sentence but which are not in fact invested within the time period provided) will be deemed to constitute "Excess Proceeds."

          Notwithstanding, and without complying with, any of the foregoing provisions:

     (i) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business;

     (ii) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Article 5 and Section 4.13 in this Indenture;

     (iii) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company, the Subsidiary Guarantor or such Restricted Subsidiary, as applicable; and

     (iv) the Company, the Subsidiary Guarantors and their respective Restricted Subsidiaries may exchange assets held by the Company, the Subsidiary Guarantor or a Restricted Subsidiary for one or more real estate properties and/or one or more Related Businesses of any Person or entity owning one or more real estate properties and/or one or more Related Businesses; provided that the Board of the Company has determined in good faith that the fair market value of the assets received by the Company are approximately equal to the fair market value of the assets exchanged by the Company.

          No transaction listed in clauses (i) through (iv) inclusive shall be deemed to be an "Asset Sale."

          Within 30 days following each date (the "Excess Proceeds Date") on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company will make an offer to purchase (an "Offer to Purchase") from the Holders and holders of any other Indebtedness of the Company ranking pari passu with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or redeem such Indebtedness with the proceeds from such Asset Sale, on a pro rata basis, an aggregate principal amount (or accreted value, as applicable) of Securities and such other Indebtedness equal to the Excess Proceeds on such date (the "Offer Amount"), at a purchase price in cash (the "Offer Price") equal to 100% of the principal amount (or accreted value, as applicable) of the Securities and such other Indebtedness, plus, in each case, accrued interest (if any) to the date of purchase (the "Purchase Date") in accordance with the procedures set forth in this Section 4.12. To the extent that the aggregate amount of Securities and other senior Indebtedness tendered pursuant to an irrevocable, unconditional offer to purchase the maximum principal amount (an "Asset Sale Offer") is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount (or accreted value, as applicable) of Securities and such other Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the Securities to be purchased and such other Indebtedness shall be selected on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired). Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset at zero.

          Notice of an Offer to Purchase will be sent at least 20 Business Days prior to the close of business on the earlier of (a) the third Business Day prior to the Purchase Date and (b) the third Business Day following the expiration of the Offer to Purchase (such earlier date being the "Final Put Date"), by first-class mail, by the Company (or by the Registrar at the request and expense of the Company) to each Holder at its registered address, with a copy to the Trustee and the Paying Agent. The notice to the Holders will contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Securities pursuant to the Offer to Purchase. The notice, which (to the extent consistent with this Indenture) shall govern the terms of the Offer to Purchase, shall state:

     (1) that the Offer to Purchase is being made pursuant to such notice and this Section 4.12;

     (2) the Offer Amount, the Offer Price (including the amount of accrued and unpaid interest), the Final Put Date, and the Purchase Date, which Purchase Date shall be on or prior to 60 Business Days following the Excess Proceeds Date ;

     (3) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest;

     (4) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with the last paragraph of this Section 4.12 or such payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

     (5) that Holders electing to have a Security, or portion thereof, purchased pursuant to an Offer to Purchase will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 4.12, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the Final Put Date;

     (6) that Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent (which may not for purposes of this Section 4.12, notwithstanding any other provision of this Indenture, be the Company or any Affiliate of the Company) receives, up to the close of business on the Final Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased;

     (7) that if Securities and other Indebtedness in a principal amount in excess of the principal amount of Securities and other Indebtedness to be acquired pursuant to the Offer to Purchase are tendered and not withdrawn, the Trustee shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

     (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; and

     (9) a brief description of the circumstances and relevant facts regarding such Asset Sales.

     Any such Offer to Purchase shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws.

     On or before a Purchase Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof properly tendered pursuant to the Offer to Purchase on or before the Final Put Date (on a pro rata basis if required pursuant to paragraph (7) hereof), (ii) deposit with the Paying Agent cash sufficient to pay the Offer Price for all Securities or portions thereof so tendered and accepted and (iii) deliver to the Paying Agent Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall on each Purchase Date mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided that if the Purchase Date is after a regular Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the purchased Securities registered on the relevant Record Date. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.


          SECTION 4.13 LIMITATION ON MERGER OF SUBSIDIARY GUARANTORS AND RELEASE
                       ---------------------------------------------------------
                       OF SUBSIDIARY GUARANTORS.
                       ------------------------

          No Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person (other than the Company or another Subsidiary Guarantor), unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall unconditionally and fully guarantee, on a senior basis, all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's Guarantee under this Indenture on the terms set forth in this Indenture; and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

          Notwithstanding the foregoing, the Guarantee of a Subsidiary Guarantor shall be automatically released upon the occurrence of certain transactions specified in Section 12.4; and the foregoing restrictions shall not apply with respect to any transactions that would give rise to any such release.

          SECTION 4.14 LIMITATION ON STATUS AS INVESTMENT COMPANY.
                       ------------------------------------------

          The Company and its Restricted Subsidiaries are prohibited from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended).

          SECTION 4.15 LIMITATION ON RESTRICTED PAYMENTS ON AND AFTER REIT
                       ---------------------------------------------------
                       CONVERSION.
                       -----------

          The Company and the Subsidiary Guarantors will not, and the Company and the Subsidiary Guarantors will not permit any of their respective Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing, (B) the Company could not Incur at least $1.00 of Indebtedness under paragraph (a) of
Section 4.7 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, the fair market value of any property used therefor) made on and after the Issue Date shall exceed the sum of, without duplication, (1) 95% of the aggregate amount of the Funds From Operations (or, if the Funds From Operations is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Issue Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date, (2) 100% of the aggregate Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company including from an issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities), and the amount of any Indebtedness (other than Indebtedness subordinate in right of payment to the Securities) of the Company that was issued and sold for cash upon the conversion of such Indebtedness after the Issue Date into Capital Stock (other than Disqualified Stock) of the Company, or otherwise received as Capital Contributions,

(3) an amount equal to the net reduction in Investments (other than Permitted Investments) in any Person other than a Restricted Subsidiary after the Issue Date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Funds From Operations) or from designations of Unrestricted Subsidiaries or Non-Consolidated Entities as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), (4) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons acquired after the Issue Date in exchange for an issuance of Qualified Capital Stock and (5) the fair market value of noncash tangible assets or Capital Stock (other than that of the Company or its Parent) representing interests in Persons contributed as a Capital Contribution to the Company after the Issue Date. Notwithstanding the foregoing, the Company may make Permitted REIT Distributions.

          SECTION 4.16 MAINTENANCE OF PROPERTIES AND INSURANCE.
                       ----------------------------------------

          The Company, the Guarantors and the Subsidiary Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear and damage by casualty excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.16 shall prevent the Company, any Guarantors or any Subsidiary Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, (a) in the judgment of the Board of the Company, desirable in the conduct of the business of such entity and (b) not disadvantageous in any material respect to the Holders.

          The Company, the Guarantors and the Subsidiary Guarantors shall provide, or cause to be provided, for themselves and each of their Restricted Subsidiaries, insurance (including appropriate self insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors, the Subsidiary Guarantors and such Restricted Subsidiaries.

          SECTION 4.17 MAINTENANCE OF OFFICE OR AGENCY.
                       --------------------------------

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company, the Guarantors and the Subsidiary Guarantors shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent, if different, with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee and the Paying Agent, if different, of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Paying Agent as such office.


                                   ARTICLE 5

                                  SUCCESSORS

          SECTION 5.1  WHEN COMPANY MAY MERGE, ETC.
                       ---------------------------

          The Company will not merge with or into, or sell, convey, or transfer, or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person or permit any Person to merge with or into the Company, unless:

     (a) either the Company shall be the continuing Person or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired such property and assets of the Company shall be an entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company, on the Securities and under this Indenture;

     (b) immediately after giving effect, on a pro forma basis, to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (c) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

          SECTION 5.2  SUCCESSOR PERSON SUBSTITUTED.
                       ----------------------------

          Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company, in accordance with Section 5.1, the successor Person formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named therein as the Company and the Company shall be released from the obligations under the Securities and this Indenture.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

          SECTION 6.1  EVENTS OF DEFAULT.
                       -----------------

          "Event of Default," wherever used herein with respect to Securities of any Series, means any one of the following events, unless in establishing such a

Series in a Board Resolution, supplemental indenture or Officers' Certificate, it is provided that such Series shall not have the benefit of said Event of
Default:

          (a) the failure by the Company to pay any installment of interest on the Securities of that Series as and when the same becomes due and payable and the continuance of any such failure for 30 days;

          (b) the failure by the Company to pay all or any part of the principal of, or premium, if any, on, the Securities of that Series when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

          (c) the failure by the Company, a Guarantor or any Subsidiary Guarantor to observe or perform any other covenant or agreement contained in the Securities of that series or this Indenture with respect to that Series of Securities and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of that Series outstanding;

          (d) a default in (I) Secured Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of 5% of Total Assets, or (II) other Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $50 million, in either case, (a) resulting from the failure to pay principal or interest when due (after giving effect to any applicable extensions or grace or cure periods) or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its final Stated Maturity;

          (e) final unsatisfied judgments not covered by insurance aggregating in excess of 0.5% of Total Assets, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days;

          (f) the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

               (i)  commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (iv) makes a general assignment for the benefit of its creditors;

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case;

               (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or for all or substantially all of its property; or

                (iii) orders the liquidation of the Company or any of its Significant Subsidiaries and the order or decree remains unstayed and in effect for 60 days; or

          (i) any other Event of Default provided with respect to Securities of that Series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate, in accordance with Section 2.2.18.

          The term "Bankruptcy Law" means title 11 of the U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          SECTION 6.2  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.
                       --------------------------------------------------

          If an Event of Default with respect to the Securities of any Series at the time outstanding occurs and is continuing (other than an Event of Default specified in Section 6.1(f) or (g), above, relating to the Company), then either the

Trustee or the Holders of 25% in aggregate principal amount of the Securities of that Series then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal (or, if any Securities of that Series are Discount Securities the Accreted Value), and accrued interest thereon to be due and payable immediately.

          If an Event of Default specified in Section 6.1(f) or (g) shall occur as to the Company, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding Securities of that Series shall ipso
                                                                            ----
facto become and be immediately due and payable without any declaration or other
-----
act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration with respect to any Series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 6 the Holders of a majority (or such greater amount if the Event of Default resulting in such acceleration related to a Default in a provision of this Indenture that may not be amended without the consent of a greater amount) in principal amount of the outstanding Securities of that Series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

              (i) all overdue interest, if any, on all Securities of that Series;

              (ii) the principal and premium, if any, of any Securities of that Series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

              (iii) to the extent that payment of such interest is lawful, interest upon any overdue principal and premium, if any, and overdue interest at the rate or rates prescribed therefor in such Securities; and

              (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7; and

          (b) all Events of Default with respect to Securities of that Series, other than the non-payment of the principal of Securities of that Series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13.

          No such rescission shall effect any subsequent Default or impair any right consequent thereon.

          SECTION 6.3  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                       -------------------------------------------------------
                       TRUSTEE.
                       -------

          The Company covenants that if:

          (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days;

          (b) default is made in the payment of principal or premium, if any, of any Security at the Maturity thereof; or

           (c) default is made in the deposit of any sinking fund payment when and as due by the terms of a Security, then, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, or any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or deemed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

          If an Event of Default with respect to any Securities of any Series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such Series by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 6.4  TRUSTEE MAY FILE PROOFS OF CLAIM.
                       --------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding; and

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.5  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                       ------------------------------------------------
                       SECURITIES.
                       ----------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

          SECTION 6.6  APPLICATION OF MONEY COLLECTED.
                       ------------------------------

          Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     First:      To the payment of all amounts due the Trustee under Section
7.7; and

     Second: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium and interest, respectively; and

     Third:      To the Company.

          SECTION 6.7  LIMITATION ON SUITS.
                       -------------------

          No Holder of any Security of any Series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that Series;

          (b) the Holders of not less than 25% in principal amount of the outstanding Securities of that Series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of that Series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

          SECTION 6.8  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND
                       -------------------------------------------------------
                       INTEREST.
                       --------

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest, if any, on such Security on the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 6.9  RESTORATION OF RIGHTS AND REMEDIES.
                       ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.10  RIGHTS AND REMEDIES CUMULATIVE.
                        ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.11  DELAY OR OMISSION NOT WAIVER.
                        ----------------------------

          No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 6.12  CONTROL BY HOLDERS.
                        ------------------

          The Holders of a majority in principal amount of the outstanding Securities of any Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such Series, provided that:

          (a) such direction shall not be in conflict with any rule of law or with this Indenture;

          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

          SECTION 6.13  WAIVER OF PAST DEFAULTS.
                        -----------------------

          The Holders of a majority in aggregate principal amount of the Securities of a Series at the time outstanding may waive on behalf of all the Holders any Default with respect to such Series and its consequences, except a Default with respect to any provision requiring supermajority approval to amend, which Default may only be waived by such a supermajority with respect to such Series, and except a default in the payment of principal of or interest on any Security of that Series not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security of that Series affected, provided, however, that pursuant to Section 6.2 hereof, Holders of a majority or a supermajority (as the case may be) in aggregate principal amount of the Securities of any Series may rescind an acceleration and its consequences including any payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this

Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Security of any Series at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to such Series.

          SECTION 6.14  UNDERTAKING FOR COSTS.
                        ---------------------

          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any Series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity or Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date).

                                   ARTICLE 7

                                    TRUSTEE

          SECTION 7.1  DUTIES OF TRUSTEE.
                       -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

                (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others;

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; however, in the case of any such Officers' Certificates or Opinions of Counsel which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it with respect to Securities of any Series in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the

     Trustee, under this Indenture with respect to the Securities of such Series.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraph (a), (b) and (c) of this Section.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

          (h) The Paying Agent, the Registrar and any authenticating agent shall be entitled to the protections, immunities and standard of care as are set forth in paragraphs (a), (b) and (c) of this Section and Section
     7.2 with respect to the Trustee.

          SECTION 7.2  RIGHTS OF TRUSTEE.
                       -----------------

          (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care. No Depository shall be deemed an agent of the Trustee and the Trustee shall not be responsible for any act or omission by any Depository.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

          (j) The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of Control or Asset Sale unless either (i) a Responsible Officer shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof from the Company or any Holder.

          SECTION 7.3  INDIVIDUAL RIGHTS OF TRUSTEE.
                       ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

          SECTION 7.4  TRUSTEE'S DISCLAIMER.
                       --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities, the Guarantees, or the Subsidiary Guarantees it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or the Securities other than its certificate of authentication.

          SECTION 7.5  NOTICE OF DEFAULTS.
                       ------------------

          If a Default or Event of Default occurs and is continuing with respect to the Securities of any Series and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Securityholder of the Securities of that Series and, if any Bearer Securities are outstanding, publish on one occasion in an Authorized Newspaper, notice of a Default or Event of Default within 90 days after it occurs or, if later, after a Responsible Officer of the Trustee has knowledge of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security of any Series, the Trustee may withhold the notice if and so long as its corporate trust committee or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders of that Series.

          SECTION 7.6  REPORTS BY TRUSTEE TO HOLDERS.
                       -----------------------------

          Within 60 days after May 15 in each year, the Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the register kept by the Registrar and, if any Bearer Securities are outstanding, publish in an Authorized Newspaper, a brief report dated as of such May 15, in accordance with, and to the extent required under, TIA (S)313.

          A copy of each report at the time of its mailing to Securityholders of any Series shall be filed with the SEC and each stock exchange on which the Securities of that Series are listed. The Company shall promptly notify the Trustee when Securities of any Series are listed on any stock exchange.

          SECTION 7.7  COMPENSATION AND INDEMNITY.
                       --------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee (including the cost of defending itself) against any loss, liability or expense incurred by it (including in the enforcement of this Section 7.7) except as set forth in the next paragraph arising out of or in connection with the acceptance or administration of this trust or in the performance of its duties under this Indenture as Trustee or Agent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities of any Series on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities of that Series.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 7.8  REPLACEMENT OF TRUSTEE.
                       ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

          The Trustee may resign with respect to the Securities of one or more Series by so notifying the Company. The Holders of a majority in principal amount of the Securities of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to Securities of one or more Series if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee with respect to the Securities of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities of the applicable Series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee with respect to the Securities of any one or more Series fails to comply with Section 7.10, any Securityholder of the applicable Series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee subject to the lien provided for in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee with respect to each Series of Securities for which it is acting as Trustee under this Indenture. A successor Trustee shall mail a notice of its succession to each Securityholder of each such Series and, if any Bearer Securities are outstanding, publish such notice on one occasion in an Authorized Newspaper. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

          SECTION 7.9  SUCCESSOR TRUSTEE BY MERGER, ETC.
                       --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

          SECTION 7.10  ELIGIBILITY; DISQUALIFICATION.
                        -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)310(a)(1), (2) and (5). The Trustee shall always have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S)310(b).

          SECTION 7.11  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.
                        -------------------------------------------------

          The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S)311(b). A Trustee who has resigned or been removed shall be subject to TIA (S)311(a) to the extent indicated.

                                   ARTICLE 8

                    SATISFACTION AND DISCHARGE; DEFEASANCE

          SECTION 8.1  SATISFACTION AND DISCHARGE OF INDENTURE.
                       ---------------------------------------

          This Indenture shall upon Company Order cease to be of further effect (except as hereinafter provided in this Section 8.1) with respect to any Series of Securities, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging such satisfaction and discharge of this Indenture with respect to such Series, when:

          (a)  either:

          (i) all Securities of such Series theretofore authenticated and delivered (other than Securities of such Series that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or

          (ii) all such Securities not theretofore delivered to the Trustee for cancellation:

              (1)  have become due and payable; or

              (2) will become due and payable at their Stated Maturity within one year; or

              (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; or

              (4) are deemed paid and discharged pursuant to Section 8.3, as applicable;

and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited (in U.S. legal tender, U.S. Government Obligations or Foreign

Government Obligation or a combination thereof) with the Trustee as trust funds in trust an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable on or prior to the date of such deposit) or to the Stated Maturity or Redemption Date, as the case may be;

          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company, the Guarantors and the Subsidiary Guarantors to the Trustee under Section 7.7, and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Sections 2.4, 2.7, 2.8, 2.11, 7.1, 8.1 8.2 and 8.5 shall survive.

          SECTION 8.2  APPLICATION OF TRUST FUNDS; INDEMNIFICATION.
                       -------------------------------------------

     (a) Subject to the provisions of Section 8.5, all money and U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Sections 8.1, 8.3 or 8.4 and all money received by the Trustee in respect of U.S. Government Obligations or Foreign Government Obligations deposited with the Trustee pursuant to Sections 8.1, 8.3 or 8.4, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Sections 8.3 or 8.4.

     (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations or Foreign Government Obligations deposited pursuant to Sections 8.1, 8.3 or 8.4 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

     (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or Foreign Government Obligations or money held by it as provided in Sections 8.1, 8.3 or 8.4 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or Foreign Government Obligations or money were deposited or received. This provision shall not authorize the sale by the Trustee of any U.S. Government Obligations or Foreign Government Obligations held under this Indenture.

          SECTION 8.3  LEGAL DEFEASANCE OF SECURITIES OF ANY SERIES.
                       --------------------------------------------

          Unless this Section 8.3 is otherwise specified pursuant to Section
2.2.21 to be inapplicable to Securities of any Series, the Company shall be deemed to have paid and discharged the entire indebtedness on all the outstanding Securities of such Series on the 91st day after the date of the deposit referred to below, and the provisions of this Indenture, as it relates to such outstanding Securities of such Series, shall no longer be in effect (and the Trustee, at the expense of the Company, shall, at Company Request, execute proper instruments acknowledging the same), except as to:

          (a) the rights of Holders of Securities of such Series to receive, from the trust funds described below, (i) payment of the principal of and each installment of principal of and interest on the outstanding Securities of such Series on the Stated Maturity of such principal or installment of principal or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities of such Series on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities of such Series;

          (b) the provisions of Sections 2.5, 2.7, 2.8, 2.11, 4.17 and this
     Article 8; and

          (c) the rights, powers, trust and immunities of the Trustee hereunder;

provided that, the following conditions shall have been satisfied:

              (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of such Series, (A) in the case of Securities of such Series denominated in Dollars, U.S. Government Obligations, or any combination thereof, or (B) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money, Foreign Government Obligations, or a combination thereof, in each case, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Securities on the stated date for payment thereof or on the Redemption Date of such principal or installment of principal of, premium, if any, or interest on Securities of such Series;

              (ii) the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (iii) no Default or Event of Default shall have occurred with respect to such Series and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

              (iv) such defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its

     Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

              (v) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Securities over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

              (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the conditions precedent provided for have been complied with.

              SECTION 8.4  COVENANT DEFEASANCE.
                           -------------------

          Unless this Section 8.4 is otherwise specified pursuant to Section
2.2.21 to be inapplicable to Securities of any Series, on and after the 91st day after the date of the deposit referred to in subparagraph (a) hereof, the Company may omit to comply with any term, provision or condition set forth under Sections 4.2, 4.3, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15
and 4.16 and Articles 5, 10, 11 and 12 (and the failure to comply with any such covenants shall not constitute a Default or Event of Default under Section 6.1) with respect to the Securities of such Series, provided that the following conditions shall have been satisfied:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of such Series, (A) in the case of Securities of such Series denominated in Dollars, U.S. Government Obligations, or any combination thereof, or (B) in the case of Securities of such Series denominated in a Foreign Currency (other than a composite currency), money, Foreign Government Obligations, or a combination thereof, in each case, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Securities on the stated date for payment thereof or on the Redemption Date of such principal or installment of principal of, premium, if any, or interest on Securities of such Series;

          (b) the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of the Securities of such Series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance contemplated by this Section 8.4 and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred with respect to such Series and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the conditions precedent provided for have been complied with.

          SECTION 8.5  REPAYMENT TO COMPANY.
                       --------------------

          The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

          SECTION 8.6  REINSTATEMENT.
                       -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations or Foreign Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities and the obligations of the Guarantors and the Subsidiary Guarantors hereunder and under their Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations or Foreign Government Obligations in accordance with this Article 8; provided that if the Company has made any payment of interest on or principal of or premium, if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations or Foreign Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                          AMENDMENTS AND SUPPLEMENTS

          SECTION 9.1  WITHOUT CONSENT OF HOLDERS.
                       --------------------------

          The Company, the Guarantors (if applicable), the Subsidiary Guarantors (if applicable) and the Trustee may amend or supplement this Indenture or the Securities of one or more Series without the consent of any Securityholder:

          (a) to cure any ambiguity, defect or inconsistency;

          (b)  to comply with Article 5;

          (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (d) to make any change that does not adversely affect the rights of any Securityholder;

          (e) to provide for the issuance of and establish the form and terms and conditions of Securities of any Series as permitted by this Indenture;

          (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee;

          (g) to provide for additional guarantors or collateral for the Securities of any Series;

          (h) to evidence the release of any Collateral or the release of any Guarantor or Subsidiary Guarantor hereunder;

          (i) to enter into any agreements consistent with Article 11 hereof, to further implement the provisions of Article 11 hereof; or

          (j) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          SECTION 9.2  WITH CONSENT OF HOLDERS.
                       -----------------------

          The Company, the Guarantors and the Subsidiary Guarantors with respect to Securities of a Series and the Trustee may enter into a supplemental indenture with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of each Series affected by such supplemental indenture (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) (except that any amendments to the provisions of Article 11 or Article 12, including the definitions relating thereto, shall require the written consent of the Holders of not less than 66 2/3% of the aggregate principal amount of the Securities of such Series at the time outstanding), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Securityholders of each such Series. Except as provided in
Section 6.13, the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by such waiver by notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for the Securities of such Series) may waive compliance by the Company with any provision of this Indenture or the Securities with respect to such Series.

          It shall not be necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof. After a supplemental indenture or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Securities affected thereby and, if any Bearer Securities affected thereby are outstanding, publish on one occasion in an Authorized Newspaper, a notice briefly describing the supplemental indenture or waiver. Any failure by the Company to mail or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          SECTION 9.3  LIMITATIONS.
                       -----------

          Without the consent of each Securityholder affected, an amendment or waiver may not:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

          (b) reduce the principal amount of, or premium, if any, or interest on, any Security;

          (c) change the place of payment of principal of, or premium, if any, or interest on, any Security;

          (d) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Security;

          (e) reduce the percentages of outstanding Securities the consent of whose Holders is necessary to modify or amend this Indenture;

          (f) waive a default in the payment of principal of, premium, if any, or interest on the Securities (except a recission of acceleration of the Securities of any Series and a waiver of the payment default that resulted from such acceleration pursuant to Section 6.2 hereof)

          (g) alter the provisions relating to the redemption of the Securities at the option of the Company;

          (h) reduce the percentage or aggregate principal amount of outstanding Securities of a Series the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults in Section 6.8, 6.13 or 9.3(h); or

          (i) make the Securities subordinate in right of payment to any other Indebtedness.

          SECTION 9.4  COMPLIANCE WITH TRUST INDENTURE ACT.
                       -----------------------------------

          Every amendment to this Indenture or the Securities of one or more Series shall be set forth in a supplemental indenture hereto that complies with the TIA as then in effect.

          SECTION 9.5  REVOCATION AND EFFECT OF CONSENTS.
                       ---------------------------------

          Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities of the applicable Series have consented (and not theretofore revoked such consent) to the amendment or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company, notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons ( or their duly designated proxies), shall be entitled to revoke any consent previously given (up to the time such consent becomes non-revocable in accordance with such sentence), whether or not such Persons continue to be Holders after such record date.

          Any amendment or waiver once effective shall bind every Securityholder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (i) of Section 9.3. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          SECTION 9.6  NOTATION ON OR EXCHANGE OF SECURITIES.
                       -------------------------------------

          The Trustee may place an appropriate notation about an amendment or waiver on any Security of any Series thereafter authenticated. The Company in exchange for Securities of that Series may issue and the Trustee shall authenticate upon request new Securities of that Series that reflect the amendment or waiver. Any failure to make any appropriate notation or to issue a new Security of that Series shall not affect the validity of such amendment or waiver. Any failure to make an appropriate notation or to issue a new Security of that Series shall not affect the validity of such amendments or waiver.

          SECTION 9.7  TRUSTEE PROTECTED.
                       -----------------

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Opinion of Counsel complying with Section 13.4(b) and stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.


                                  ARTICLE 10

                          RIGHT TO REQUIRE REPURCHASE

          SECTION 10.  REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON
                       ---------------------------------------------------------
                       A CHANGE OF CONTROL TRIGGERING EVENT.
                       ------------------------------------

     (a) Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the unconditional, irrevocable offer to purchase described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment") on a date that is not more than 45 Business Days after the occurrence of such Change of Control Triggering Event (the "Change of Control Payment Date").

     (b) In the event of a Change of Control Triggering Event, the Company shall be required to commence a Change of Control Offer as follows:

        (1) the Change of Control Offer shall commence within 10 Business Days following the occurrence of the Change of Control Triggering Event;

        (2) the Change of Control Offer shall remain open for at least 20 Business Days, except to the extent that a longer period is required by applicable law, but in any case not more than 35 Business Days following commencement (the "Change of Control Offer Period");

        (3) upon the expiration of a Change of Control Offer, the Company shall purchase all of the properly tendered Securities at the Change of Control Payment, plus accrued interest;

        (4) if the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Change of Control Offer;

        (5) the Company shall provide the Trustee and the Paying Agent with notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and

        (6) on or before the commencement of any Change of Control Offer, the Company or the Registrar (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this

        Indenture) shall govern the terms of the Change of Control Offer and shall state:

                (i) that the Change of Control Offer is being made pursuant to such notice and this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                (ii) the Change of Control Payment (including the amount of accrued and unpaid interest, subject to clause (b)(4) above), the Change of Control Payment Date and the Change of Control Put Date (as defined below);

                (iii) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

                (iv) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with the last paragraph of this
                Article 10 or such payment is prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Change of Control Payment Date and (b) the third Business Day following the expiration of the Change of Control Offer (such earlier date being the "Change of Control Put Date");

                (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Change of Control Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                (vii) a brief description of the events resulting in such Change of Control Triggering Event.

          Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation l4E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Securities or portions thereof, properly tendered pursuant to the Change of Control Offer on or before the Change of Control Put Date, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Payment (including accrued and unpaid interest, subject to clause (b)(4) above) for all Securities or portions thereof, so tendered and (iii) deliver to the Registrar Securities so accepted together with an Officers' Certificate listing the aggregate principal amount of the Securities or portions thereof, being purchased by the Company. The Paying Agent shall on the Change of Control Payment Date or promptly thereafter mail to Holders of Securities so accepted payment in an amount equal to the Change of Control Payment (together with accrued and unpaid interest) for such Securities (subject to clause (b)(4) above), and the Trustee or its authenticating agent shall promptly authenticate and the Registrar shall mail or deliver (or cause to be transferred by book entry) to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered; provided, however, that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the consummation thereof.

          SECTION 10.  APPLICABILITY.
                       -------------

          The provisions of this Article 10 shall be applicable with respect to Securities of any Series, unless in establishing such a Series in a Board Resolution, supplemental indenture or Officers' Certificate, it is provided that such Series shall not have the benefit of this Article 10. For the purposes of Securities of any Series issued hereunder, when used in this Article 10, the term "Securities" shall mean Securities of that Series.

                                  ARTICLE 11

                                   SECURITY

          SECTION 11.  PLEDGE OF THE COLLATERAL.
                       -------------------------

     (a) In order to secure the Indenture Obligations with respect to Securities of each Series issued on the Issue Date and, unless this Article 11 is otherwise specified pursuant to Section 2.2.21 to be inapplicable to Securities of any other Series, Securities of any other Series, to the extent provided in the Pledge and Security Agreement, the Pledgors (as defined in the Pledge and Security Agreement) are pledging and granting a security interest in the respective rights, title and interest in and to the Collateral to the Collateral Agent pursuant to the Pledge and Security Agreement. The Trustee shall be subject to all of the terms and provisions of the Pledge and Security Agreement as the Pledge and Security Agreement may be amended from time to time pursuant to the provisions thereof and hereof.

     (b) The Company shall furnish to the Trustee, promptly after the execution and delivery of this Indenture and the Pledge and Security Agreement and promptly after the execution and delivery of any amendment thereto or any other instrument of further assurance, an Opinion of Counsel stating that, in the opinion of such counsel, subject to customary exclusions and exceptions reasonably acceptable to the Trustee, either (i) this Indenture, the Pledge and Security Agreement, any such amendment and all other instruments of further assurance have been properly recorded, registered and filed and all such other action has been taken to the extent necessary to make effective valid security interests and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action is necessary to maintain the validity, priority and perfection of the security interests in the Collateral.

     (c) The Company shall furnish to the Trustee, within 60 days after April 1 in each year (beginning April 1, 1999), an Opinion of Counsel, dated as of such date, stating that, in the opinion of such counsel, subject to customary exclusions and exceptions, either (i) all such action has been taken with respect to the recording, registering, filing, rerecording and refiling of the Indenture, all supplemental indentures, the Pledge and Security Agreement, financing statements, continuation statements and all other instruments of further assurance as is necessary to maintain the security interests under the Pledge and Security Agreement and hereunder in full force and effect and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed and such other actions taken that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Pledge and Security Agreement, or (ii) no such action is necessary to maintain the validity, of the security interests in the Collateral.

     (e) The Capital Stock of each Restricted Subsidiary that is subsequently pledged to secure the Credit Facility will also be pledged to secure the Securities of each Series issued on the Issue Date and, unless this Article 11 is otherwise specified pursuant to Section 2.2.21 to be inapplicable to Securities of any other Series, Securities of any other Series, on an equal and ratable basis with respect to Liens securing the Credit Facility and any other pari passu Indebtedness secured by such Capital Stock in the manner set forth in the Pledge and Security Agreement, provided, however, that any shares of the Capital Stock of any Restricted Subsidiary will not be and will not be required to be pledged to secure the Securities of any such Series if the pledge of or grant of a security interest in such shares is prohibited by law or agreement.

     (f) Upon the complete and unconditional release of the pledge of any Collateral under the Pledge and Security Agreement in favor of the Credit Facility, the pledge of such Collateral securing the Securities of any Series shall be automatically released; provided that, should the obligations of the Company under the Credit Facility subsequently be secured by a pledge of Capital Stock of any Restricted Subsidiary at any time, the Company shall cause such Capital Stock to be pledged ratably and with at least the same priority in favor of the Trustee for the benefit of Holders of the Securities of any Series to which this Article 11 is applicable.

          SECTION 11.2  PAYMENT OF EXPENSES
                        -------------------

     On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for all reasonable expenditures incurred by the Trustee under this
Article 11, including the reasonable fees and expenses of counsel.


          SECTION 11.3  SUITS TO PROTECT THE COLLATERAL.
                        -------------------------------

     The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge and Security Agreement as and to the extent provided therein and (b) collect and receive any and all amounts payable in respect of the Indenture Obligations. Subject to
Section 11.1 of this Indenture and to the provisions of the Pledge and Security Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Pledge and Security Agreement or this Indenture, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid or if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests in the Collateral in contravention of this Indenture or the Pledge and Security Agreement or be prejudicial to the interests of the Holders or of the Trustee. The Trustee shall give notice to the Company promptly following the institution of any such suit or proceeding.

          SECTION 11.4  TRUSTEE'S DUTIES.
                        ----------------

     The powers and duties conferred upon the Trustee by this Article 11 are solely to protect the security interests of the Trustee in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers and duties, except as expressly provided in this Indenture. The Trustee shall be under no duty to the Company, any Guarantor or Subsidiary Guarantor whatsoever to make or give any presentment, demand or performance, notice of nonperformance, protest, notice of protest, notice of dishonor, or other notice for demand in connection with any Collateral, or to take any steps necessary to preserve any rights against prior parties except as expressly provided in this Indenture. The Trustee shall not be liable to the Company, any Guarantor or Subsidiary Guarantor for failure to collect or realize upon any or all of the Collateral, or for any delay in so doing, nor shall the Trustee be under any duty to the Company, any Guarantor or Subsidiary Guarantor to take any action whatsoever with regard thereto. The Trustee shall have no duty to the Company, any Guarantor or Subsidiary Guarantor to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of the security interests in, or the Trustee's rights in or to, any of the Collateral.

          SECTION 11.5  CERTIFICATES OF THE COMPANY.
                        ---------------------------

     The Company shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA (S) 314(d). The Trustee may accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA (S) 314(d). The Trustee and each Holder of Securities acknowledge that a release of Collateral in accordance with the terms of this Article 11 and the Pledge and Security Agreement will not be deemed for any purpose to be an impairment of the security granted under the Indenture and the Pledge and Security Agreement.

          SECTION 11.6  AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER
                        ------------------------------------------------------
                        THE PLEDGE AND SECURITY AGREEMENT.
                        ---------------------------------

     The Trustee is authorized to receive any funds for the benefit of the Holders of Securities of each Series to which this Article 11 is applicable, distributed under the Pledge and Security Agreement, and to make further distributions of such funds to such Holders according to the provisions of this Indenture and the Pledge and Security Agreement.

                                  ARTICLE 12

                                   GUARANTY

          SECTION 12.  GUARANTY.
                       ---------

     (a) Each of the Guarantors and Subsidiary Guarantors, with respect to each Series of Securities to which this Article 12 is made applicable, irrevocably and unconditionally Guarantees, jointly and severally, to each Holder of a Security of such Series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities of such Series or the obligations of the Company under this Indenture or the Securities of such Series, that: (w) the principal of and premium, if any, and interest on the Securities of such Series will be paid in full when due, whether at the Stated Maturity or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control Offer, Offer to Purchase, or otherwise; (x) all other obligations of the Company to the Holders of such Series or the Trustee under this Indenture or the Securities of such Series will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities of such Series; and (y) in case of any extension of time of payment or renewal of any Securities of such Series or any of such other obligations thereunder, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Offer to Purchase or otherwise. Failing payment when due of any amount so Guaranteed for whatever reason, each Guarantor and Subsidiary Guarantor shall be jointly and severally obligated to pay the same before failure so to pay becomes an Event of Default with respect to Securities of any Series. If the Company defaults in the payment of the principal of, premium, if any, or interest on, the Securities of a Series so Guaranteed when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, Offer to Purchase or otherwise, without the necessity of action by the Trustee or any Holder, each Guarantor and Subsidiary Guarantor with respect to such Series shall be required, jointly and severally, to promptly make such payment in full.

     (b) Each Guarantor and Subsidiary Guarantor with respect to Securities of any Series agrees that its obligations with regard to this Guarantee shall be full and unconditional, irrespective of the validity, regularity or enforceability of the Securities of such Series or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor (except as provided in Sections 12.4 and 12.5). Each Guarantor and Subsidiary Guarantor with respect to Securities of any Series hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged (except to the extent released pursuant to Section 12.4 or 12.5) except by complete performance of the obligations contained in the Securities of such Series and this Indenture as it relates to such Series of Securities.

     (c) If any Holder of Securities of a Series or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor or Subsidiary Guarantor with respect to Securities of that Series, or any Custodian, trustee, or similar official acting in relation to either the Company or such Guarantor or Subsidiary Guarantor, any amount paid by either the Company or such Guarantor or Subsidiary Guarantor to the Trustee or such Holder with respect to Securities of that Series, the Guarantee with respect to Securities of that Series, to the extent theretofore discharged, shall be reinstated in full force and effect (except to the extent released pursuant to Section 12.4 or 12.5). Each Guarantor and Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders of Securities of a Series in respect of any obligations Guaranteed hereby until payment in full of all obligations of Securities of such Series Guaranteed. Each Guarantor and Subsidiary Guarantor further agrees that, as between such Guarantor or Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of a Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations so Guaranteed, and (ii) in the event of any declaration of acceleration of those obligations as provided in
Section 6.2, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors with respect to Securities of a Series and Subsidiary Guarantors for the purpose of such Guarantee.

     (d) Each Guarantor and Subsidiary Guarantor and by its acceptance of a Security issued hereunder each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such guarantor set forth in Section 12.1(a) not constitute a fraudulent transfer or conveyance for purpose of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor or Subsidiary Guarantor hereby irrevocably agree that the obligations of such guarantor under its Guarantee set forth in Section 12.1(a) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor or Subsidiary Guarantor in respect of the obligations of such other Guarantor or Subsidiary Guarantor under its Guarantee or pursuant to the following paragraph of this Section 12.1(d), result in the obligations of such guarantor under such Guarantee not constituting such a fraudulent transfer or conveyance.

     Each Guarantor and Subsidiary Guarantor that makes any payment or distribution under Section 12.1(a) shall be entitled to a contribution from each other Guarantor and Subsidiary Guarantor equal to its Pro Rata Portion of such payment or distribution. For purposes of the foregoing, the "Pro Rata Portion" of any Guarantor or Subsidiary Guarantor means the percentage of the net assets of all Guarantors and Subsidiary Guarantors held by such guarantor, determined in accordance with GAAP.

     (e) It is the intention of each Guarantor, Subsidiary Guarantor and the Company that the obligations of each Guarantor and Subsidiary Guarantor hereunder shall be joint and several and in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Guarantor or Subsidiary Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made without fair consideration and, immediately after giving effect thereto, such Guarantor or Subsidiary Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor or Subsidiary Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

     (f) In the event that the obligations of a Guarantor or a Subsidiary Guarantor are reduced pursuant to Section 12.1(d) or (e) above, such reduction shall be applied proportionately with respect to all Securities (of whatever Series) Guaranteed under Section 12.1, in accordance with the respective outstanding principal amount of such Securities so Guaranteed (or, if any Securities are Discount Securities, the Accreted Value) and being then due upon the acceleration of the payment of such Securities.

          SECTION 12.2  EXECUTION AND DELIVERY OF GUARANTY.
                        ----------------------------------

     Each Guarantor and Subsidiary Guarantor shall, by virtue of such guarantor's execution and delivery of this Indenture or such guarantor's execution and delivery of an indenture supplement pursuant to Section 12.3 hereof, be deemed to have signed on each Security of each Series issued hereunder to which the provisions of this Article 12 are applicable the notation of Guarantee set forth on the form of the Securities attached hereto as Exhibit
                                                                        -------
A to the same extent as if the signature of such Guarantor or Subsidiary
-
Guarantor appeared on such Security. The delivery of any Security of that Series by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in Section 12.1 on behalf of each guarantor. The notation of a Guarantee set forth on any Security shall be null and void and of no further effect with respect to the guaranty of any Guarantor or Subsidiary Guarantor which, pursuant to Section 12.4 or Section
12.5 or the provisions of any supplemental indenture relating to such Security is released from such Guarantee.

          SECTION 12.3  FUTURE SUBSIDIARY GUARANTORS.
                        -----------------------------

          Unless otherwise provided in a supplemental indenture relating to the Securities of any Series, the Company shall cause each Restricted Subsidiary that, from and after the Issue Date, Guarantees any Indebtedness ("Guaranteed Indebtedness") of the Company (hereinafter any such Restricted Subsidiary, a "Future Subsidiary Guarantor") fully and unconditionally to Guarantee the obligations of the Company with respect to payment and performance of the Securities of each Series to which this Article 12 is made applicable and the other obligations of the Company under this Indenture with respect to such Series to the same extent that such obligations are Guaranteed by the other Subsidiary Guarantors pursuant to Section 12.1, and, within 60 days of the date of such occurrence, such Future Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture making such Future Subsidiary Guarantor a party to this Indenture for such purpose. If the Guaranteed Indebtedness referred to above is (A) pari passu in right of payment with the Securities, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated in right of payment to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated in right of payment to the Securities.

          SECTION 12.4  RELEASE OF GUARANTORS; CONDUCT OF BUSINESS OF GUARANTORS
                        --------------------------------------------------------
                        AFTER RELEASE; RELEASE OF SUBSIDIARY GUARANTORS.
                        ------------------------------------------------

     (a) Without any further notice or action being required by any Person, any Guarantor shall be fully and unconditionally released and discharged from all obligations under its Guarantee and this Indenture, at such time as all or substantially all of the assets of such Guarantor shall, directly or indirectly, consist of Qualified Assets. Thereafter, the Guarantors will conduct their business such that upon the consummation of any transaction by them, all or substantially all of their assets will be Qualified Assets.

     (b) Subject to compliance with Section 12.3, any Subsidiary Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released upon
(i) the sale or other disposition of Capital Stock of such Subsidiary Guarantor, if, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a Subsidiary of the Company, (ii) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company, if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be Subsidiary of the Company, (iii) a Legal Defeasance or Covenant Defeasance meeting the requirements of Article 8 (subject to Section 8.6), or (iv) the unconditional and complete release of such Subsidiary Guarantor from its Guarantee of all Guaranteed Indebtedness other than Securities.

     (c) The releases and discharges set forth in Section 12.4(a) and (b) shall be effective (i) in the case of releases and discharges effected pursuant to clause (i) or (ii) of Section 12.4(b) by virtue of a sale, disposition, consolidation or merger, on the date of consummation thereof, (ii) in the case of releases and discharges effected pursuant to clause (iii) of Section 12.4(b), upon the date of Covenant Defeasance or Legal Defeasance, as applicable, and
(iii) in the case of releases and discharges effected pursuant to clause (iv) of
Section 12.4(b), on the date that the release and discharge of the Guarantee of the Guaranteed Indebtedness shall be effective. At the written request of the Company delivered to the Trustee, together with an Officer's Certificate that such release is authorized and proper and that all conditions precedent to such release have been satisfied, the Trustee shall promptly execute and deliver appropriate instruments in forms reasonably acceptable to the Company evidencing and further implementing any releases and discharges pursuant to the foregoing provisions. If the Company desires the instruments evidencing or implementing any releases or discharges to be executed prior to the effectiveness of such releases and discharges as set forth above, such instruments may be made conditional upon the occurrence of the events necessary to cause the effectiveness of such releases and discharges, as specified in the first sentence of this Section 12.4(c).

     (d) Notwithstanding the foregoing provisions of this Article 12, (i) any Guarantor or Subsidiary Guarantor whose Guarantee would otherwise be released pursuant to the provisions of this Section 12.4 may elect, by written notice to the Trustee, to maintain such Guarantee in effect notwithstanding the event or events that otherwise would cause the release of such Guarantee (which election to maintain such Guarantee in effect may be conditional or for a limited period of time), and (ii) any Subsidiary of the Company which is not a Subsidiary Guarantor may elect, by written notice to the Trustee, to become a Subsidiary Guarantor (which election may be conditional or for a limited period of time).

          SECTION 12.5  CERTAIN BANKRUPTCY EVENTS.
                        -------------------------

          Each Guarantor and Subsidiary Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor or Subsidiary Guarantor, as the case may be, shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

                                  ARTICLE 13

                                 MISCELLANEOUS

          SECTION 13.1  TRUST INDENTURE ACT CONTROLS.
                        ----------------------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

          SECTION 13.2  NOTICES.
                        -------

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail:

if to the Company:

              HMH Properties, Inc.
              10400 Fernwood Road
              Bethesda, Maryland
              Attention:  General Counsel

if to the Trustee:

              Marine Midland Bank
              140 Broadway
              12/th/ Floor
              New York, New York 10005
              Attention: Corporate Trust Department

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar and, if any Bearer Securities are outstanding, published in an Authorized Newspaper. Failure to mail a notice or communication to a Securityholder of any Series or any defect in it shall not affect its sufficiency with respect to other Securityholders of that or any other Series.

          If a notice or communication is mailed or published in the manner provided above, within the time prescribed, it is duly given, whether or not the Securityholder receives it.

          If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

          SECTION 13.3  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.
                        -------------------------------------------

          Securityholders of any Series may communicate pursuant to TIA
(S)312(b) with other Securityholders of that Series or any other Series with respect to their rights under this Indenture or the Securities of that Series or all Series. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S)312(c).

          SECTION 13.4  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.
                        --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.5  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.
                        ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S)314(a)(4)) shall comply with the provisions of TIA
(S)314(e) and shall include:

          (a) a statement that the person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          SECTION 13.6  RULES BY TRUSTEE AND AGENTS.
                        ---------------------------

          The Trustee may make reasonable rules for action by or a meeting of Securityholders of one or more Series. Any Agent may make reasonable rules and set reasonable requirements for its functions.

          SECTION 13.7  LEGAL HOLIDAYS.
                        --------------

          Unless otherwise provided by Board Resolution, Officers' Certificate or supplemental indenture for a particular Series, a "Legal Holiday" is any day that is not a Business Day. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 13.8  NO RECOURSE AGAINST OTHERS.
                        --------------------------

          No recourse for the payment of the principal of, premium, if any, or interest on the Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company, the Guarantors, or the Subsidiary Guarantors in this Indenture, or in the Securities or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, partner, stockholder, officer, director, employee or controlling Person of the Company, the Guarantors or the Subsidiary Guarantors or of any successor Person thereof, except as an obligor or Guarantor of the Securities pursuant to this Indenture. Each Holder, by accepting the Securities, waives and releases all such liability.

          SECTION 13.9  COUNTERPARTS.
                        ------------

          This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 13.10  GOVERNING LAWS.
                         --------------

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B). EACH OF THE COMPANY, THE GUARANTORS AND THE SUBSIDIARY GUARANTORS OF SECURITIES OF ANY SERIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY, THE GUARANTORS AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT

MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY, THE GUARANTORS AND THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

          SECTION 13.11  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.
                         ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 13.12  SUCCESSORS.
                         ----------

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 13.13  SEVERABILITY.
                         ------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 13.14  TABLE OF CONTENTS, HEADINGS, ETC.
                         --------------------------------

          The Table of Contents, Reconciliation between the TIA, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          SECTION 13.15  SECURITIES IN A FOREIGN CURRENCY OR IN ECU.
                         ------------------------------------------

          Unless otherwise specified in a Board Resolution, a supplemental indenture hereto or an Officers' Certificate delivered pursuant to Section 2.2 of this Indenture with respect to a particular Series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all Series or all Series affected by a particular action at the time outstanding and, at such time, there are outstanding Securities of any Series which are denominated in a coin or currency other than Dollars (including ECUs), then the principal amount of Securities of such Series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate at such time. For purposes of this Section 10.15, "Market Exchange Rate" shall mean the noon Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York; provided, however, in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Union (or any successor thereto) as published in the Official Journal of the European Union (such publication or any successor publication, the "Journal"). If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question or, in the case of ECUs, in Luxembourg or such other quotations or, in the case of ECUs, rates of exchange as the Trustee, upon consultation with the Company, shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a Series denominated in currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

          All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders.

          SECTION 13.16  JUDGMENT CURRENCY.
                         -----------------

          The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest or other amount on the Securities of any Series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments,
(ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable, and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, "New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close.

                                  ARTICLE 14


                                 SINKING FUNDS

          SECTION 14.1  APPLICABILITY OF ARTICLE.
                        ------------------------

          The provisions of this Article shall be applicable to any sinking fund for the retirement of the Securities of a Series, except as otherwise permitted or required by any form of Security of such Series issued pursuant to this Indenture.

          The minimum amount of any sinking fund payment provided for by the terms of the Securities of any Series is herein referred to as a "mandatory sinking fund payment" and any other amount provided for by the terms of Securities of such Series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any Series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 14.2. Each sinking fund payment shall be applied to the redemption of Securities of any Series as provided for by the terms of the Securities of such Series.

          SECTION 14.2  SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.
                        -----------------------------------------------------

          The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any Series to be made pursuant to the terms of such Securities (1) deliver outstanding Securities of such Series to which such sinking fund payment is applicable (other than any of such Securities previously called for mandatory sinking fund redemption) and (2) apply as credit Securities of such Series to which such sinking fund payment is applicable and which have been redeemed either at the election of the Company pursuant to the terms of such Series of Securities (except pursuant to any mandatory sinking fund) or through the application of permitted optional sinking fund payments or other optional redemptions pursuant to the terms of such Securities, provided that such Securities have not been previously so credited. Such Securities shall be received by the Trustee, together with an Officers' Certificate with respect thereto, not later than 15 days prior to the date on which the Trustee begins the process of selecting Securities for redemption, and shall be credited for such purpose by the Trustee at the price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities in lieu of cash payments pursuant to this
Section 14.2, the principal amount of Securities of such Series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such Series for redemption, except upon receipt of a Company Order that such action be taken, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall from time to time upon receipt of a Company Order pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that Series purchased by the Company having an unpaid principal amount equal to the cash payment required to be released to the Company.

          SECTION 14.3  REDEMPTION OF SECURITIES FOR SINKING FUND.
                        -----------------------------------------

          Not less than 45 days (unless otherwise indicated in the Board Resolution, supplemental indenture hereto or Officers' Certificate in respect of a particular Series of Securities) prior to each sinking fund payment date for any Series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that Series pursuant to the terms of that Series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that Series pursuant to Section 14.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days (unless otherwise indicated in the Board Resolution, Officers' Certificate or supplemental indenture in respect of a particular Series of Securities) before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.2 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.3. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.4, 3.5 and 3.6.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                        Very truly yours,

                                        HMH PROPERTIES, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        HOST MARRIOTT CORPORATION



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        HOST MARRIOTT HOSPITALITY, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                        HMH RIVERS, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                        MARRIOTT SBM TWO CORPORATION



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        MARRIOTT PLP CORPORATION



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        HMC RETIREMENT PROPERTIES, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                        HMH PENTAGON CORPORATION



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        HMC SFO, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        HMH MARINA, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        HOST AIRPORT HOTELS, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                        HOST OF HOUSTON 1979



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        HOST OF HOUSTON, LTD.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        HOST OF BOSTON, LTD.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        MARRIOTT FINANCIAL SERVICES, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                        HMC CAPITAL RESOURCES CORP.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        MARRIOTT SBM ONE CORPORATION



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        YBG ASSOCIATES LLC



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:


                                        PRM CORPORATION



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                        MARRIOTT PARK RIDGE CORPORATION



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                        MARINE MIDLAND BANK


                                        By:
                                           -------------------------------
                                           Name:
                                           Its: